Filed pursuant to Rule 433(d)
Registration Statement No. 333-131136

CMLTI 2006-AR5

PRELIMINARY TERM SHEET
$594,168,000 (Approximate)
Citigroup Mortgage Loan Trust Inc. Depositor
Mortgage Pass-Through Certificates Series 2006-AR5
CitiMortgage, Inc. Master Servicer
Citigroup Global Markets Realty, Corp. Seller and Sponsor
The following is a preliminary Term Sheet. All terms and statements are subject to change.

June 13, 2006

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (877) 858-5407. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change. The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

Citigroup Global Markets Inc.

Trading
Brian Delany	(212) 723-6038	brian.delany@citigroup.com
Sean Duffy	(212) 723-6038	sean.k.duffy@citigroup.com

Mortgage Finance
Pete Steinmetz	(212) 723-6391	peter.d.steinmetz@citigroup.com
Jon Riber	(212) 723-9937	jonathan.riber@citigroup.com
Kapil Dargan	(212) 723-6195	kapil.dargan@citigroup.com

Analytics
Oleg Saitskiy	(212) 723-4589	oleg.saitskiy@citigroup.com
James Vosotas Michael Park	(212) 723-5293 (212) 723-6402	james.vosotas@citigroup.com michael.park@citigroup.com
Vadim Krisyan	(212) 723-6590	vadim.krisyan@citigroup.com

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor immediately.

Term Sheet	Date Prepared: June 13, 2006

Citigroup Mortgage Loan Trust Inc.,
Mortgage Pass-through Certificates, Series 2006-AR5
Approximate Total Principal Amount Offered: $594,168,000

Offered Certificates(1)(2)
Class	Principal Balance(1)	WAL (Yrs) (Roll/Mat)	Pymt Window (Mos) (Roll/Mat)	Interest Rate	Delay Day	Tranche Type	Expected Ratings (S&P/ Fitch)
1-A1A(3)	$87,975,000	[TBD]	[TBD]	5.40% Fixed	24	Super Senior (Group 1-1) 3/1 Hybrid	[AAA/AAA]
1-A1B(3)	$4,086,000	[TBD]	[TBD]	5.40% Fixed	24	Senior Support (Group 1-1) 3/1 Hybrid	[AAA/AAA]
1-AIO(4)	$92,061,000			Net WAC IO	24	Interest Only	[AAA/AAA]
1-A2A	$42,307,000	[TBD]	[TBD]	Net WAC	24	Super Senior (Group 1-2 Conforming) 5/1 Hybrid	[AAA/AAA]
1-A3A	$88,044,000	[TBD]	[TBD]	Net WAC	24	Super Senior (Group 1-3 Non-Conforming) 5/1 Hybrid	[AAA/AAA]
1-23B	$6,055,000	[TBD]	[TBD]	Net WAC	24	Senior Support (Groups 1-2 and 1-3)	[AAA/AAA]
1-A4A	$24,761,000	[TBD]	[TBD]	Net WAC	24	Super Senior (Group 1-4 Conforming) 7/1 Hybrid	[AAA/AAA]
1-A5A	$266,883,000	[TBD]	[TBD]	Net WAC	24	Super Senior (Group 1-5 Non-Conforming) 7/1 Hybrid	[AAA/AAA]
1-45B	$13,546,000	[TBD]	[TBD]	Net WAC	24	Senior Support (Groups 1-4 and 1-5)	[AAA/AAA]
1-A6A	$18,634,000	[TBD]	[TBD]	Net WAC	24	Super Senior (Group 1-6 Conforming) 10/1 Hybrid	[AAA/AAA]
1-A7A	$39,190,000	[TBD]	[TBD]	Net WAC	24	Super Senior (Group 1-7 Non-Conforming) 10/1 Hybrid	[AAA/AAA]
1-67B	$2,687,000	[TBD]	[TBD]	Net WAC	24	Senior Support (Groups 1-6 and 1-7)	[AAA/AAA]
1-R
1-B1	These classes will not be offered
1-B2
1-B3
1-B4
1-B5
1-B6

(1)	The class sizes are approximate and subject to +/- 5% variance and final rating agency levels.
(2)
This transaction has two groups of collateral: the Group 1 and Group 2 Mortgage Loans. Only Group 1 Certificates are offered pursuant to this term sheet. The Group 1 Mortgage Loans consist of seven loan groups.

(3)
The Class 1-A1A and Class 1-A1B Certificates will have a fixed coupon of 5.40% for the first 31 Distribution Dates. Thereafter, the Class 1-A1A and Class 1-A1B Certificates will have a coupon equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans in Group 1-1.

(4)
For the first 31 Distribution Dates, the Class 1-AIO will be entitled to any excess of the weighted average of the Net Mortgage Rates of the Mortgage Loans in Group 1-1 over 5.40%. Thereafter, the Class 1-AIO will not be entitled to any interest payments.

Title of the Securities:              Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2006-AR5.

Offered
Certificates:
Approximately $594,168,000 variable-rate Class 1-A1A, Class 1-A2A, Class 1-A3A, Class 1-A4A, Class 1-A5A, Class 1-A6A, and Class 1-A7A Certificates (collectively referred to as the “Super Senior Certificates”), Class 1-A1B and Class 1-23B, Class 1-45B and Class 1-67B, Certificates (collectively referred to as the “Senior Support Certificates”), Class 1-AIO Certificates (and along with Super Senior Certificates and Senior Support Certificates, referred to as the “Class 1-A Certificates”) and Class 1-R Certificates (the “Group 1 Residual Certificates” and along with the Class 1-A Certificates, referred to as the “Group 1 Senior Certificates”) will be offered pursuant to this term sheet.

Senior Support
Certificates:
The Class 1-A1B, 1-23B, Class 1-45B, and Class 1-67B Certificates. The Class 1-23B Certificates are comprised of the 1-A2B Component and the 1-A3B Component. The Class 1-45B Certificates are comprised of the 1-A4B Component and the 1-A5B Component. The Class 1-67B Certificates are comprised of the 1-A6B Component and the 1-A7B Component.

Senior Support
Components:	The 1-A2B Component, 1-A3B Component, 1-A4B Component, 1-A5B Component, 1-A6B Component, and 1-A7B Component

Non-Offered
Certificates:
The Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5 and Class 1-B6 Certificates (collectively referred to as the “Class 1-B Certificates” or the “Subordinate Certificates”) and the Class 1-R Certificates will not be offered.

Cut-off Date:	June 1, 2006.

Settlement Date:	On or about June 30, 2006.

Distribution Dates:	The 25th day of each month (or if not a business day, the next succeeding business day), commencing in July 2006.

Day Count:	Interest will accrue on the Offered Certificates on the basis of a 360-day year consisting of twelve 30-day months.

Depositor:	Citigroup Mortgage Loan Trust Inc.

Lead & Sole Underwriter:	Citigroup Global Markets Inc.

Issuing Entity:	Citigroup Mortgage Loan Trust, 2006-AR5. The issuing entity is sometimes referred to as the “Trust” or the “Trust Fund.”

Master Servicer and Trust
Administrator:	CitiMortgage, Inc.

Sponsor:	Citigroup Global Markets Realty Corp.

Servicers:                                     Wells Fargo Bank N.A., National City Mortgage Co., and Countrywide Home Loans Servicing LP.

Originators:
Countrywide Home Loans, Inc., Wells Fargo Bank N.A., Mortgage Access Corp. D/B/A Weichert Financial Services, Quicken Loans Inc., National City Mortgage Co., American Home Mortgage Corp., and MortgageIT, Inc.

Paying Agent, Certificate
Registrar and
Authenticating Agent:	Citibank, N.A.

Trustee:	US Bank National Association

The Mortgage
Loans:
The mortgage loans to be included in the trust will be approximately 1,243 adjustable-rate, first lien, prime hybrid mortgage loans, with an aggregate scheduled principal balance as of the Cut-off Date of approximately $620,541,771 (the “Group 1 Mortgage Loans”). The mortgage rates on the Group 1 Mortgage Loans are determined based on a 6 Month LIBOR, 12 Month LIBOR or 1 Year CMT index and have initial rate adjustments occurring three, five, seven, or ten years after the first due date. The rate adjustment frequency of the Group 1 Mortgage Loans is semi-annual or annual after the initial rate adjustment.

Structure:	Senior/Subordinate, shifting interest.

Pass-Through Rate:
For the Super Senior Certificates (not including the Class 1-A1A Certificates) and Class 1-R Certificates, the weighted average of the Net Mortgage Rates (gross mortgage rate less servicing fee rate and administration fee rate) of the Mortgage Loans in the related loan group.

For the Class 1-A1A and Class 1-A1B Certificates, 5.40% for the first 31 Distribution Dates. Therafter, the Pass-Through Rate on the Class 1-A1A and Class 1-A1B Certificates will the weighted average of the Net Mortgage Rates of the Mortgage Loans in Group 1-1.

For the Class 1-AIO Certificates, for the first 31 Distribution Dates, the excess of the weighted average of the Net Mortgage Rates of the Mortgage Loans in Group 1-1 over 5.40%. Thereafter, the Class 1-AIO will not be entitled to any interest payments.

For the Class 1-23B Certificates, the weighted average of the Group 1-2 Net Mortgage Rate and Group 1-3 Net Mortgage Rate, weighted on the basis of the Senior Support Components for the related loan groups.

For the Class 1-45B Certificates, the weighted average of the Group 1-4 Net Mortgage Rate and Group 1-5 Net Mortgage Rate, weighted on the basis of the Senior Support Components for the related loan groups.

For the Class 1-67B Certificates, the weighted average of the Group 1-6 Net Mortgage Rate and Group 1-7 Net Mortgage Rate, weighted on the basis of the Senior Support Components for the related loan groups.

Credit Enhancement:
Credit enhancement for the Class 1-A Certificates will be provided by a senior/subordinate, shifting interest structure. The Class 1-B Certificates will be subordinate to, and provide credit enhancement for, the Class 1-A Certificates. The Super Senior Certificates will also have additional credit enhancement from the Senior Support Certificates with respect to certain loss allocations (See “Loss Protection” percentages in the “Allocation of Losses” section).

Subordination:

Certificates	Ratings (S&P/Fitch)	Initial Subordination Percentage*
Class 1-A	AAA /AAA	4.25% (+/- 25 bps)
*  Preliminary and subject to change based upon the final pool as of the Cut-Off Date and additional rating agency analysis.

Available Funds:
 For any Distribution Date will be the scheduled payments collected or advanced on the Group 1 Mortgage Loans during the related due period and any unscheduled amounts collected during the related prepayment period, less the servicing fees, administrative fees and certain expenses of the trust.

Due Period:	With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Payment Priority:	On each Distribution Date, the Paying Agent will first pay to the Class 1-A Certificates the amounts of interest and then principal payable to such Certificates from available funds from the related loan group. The Paying Agent will then pay interest and then principle as applicable to the Class 1-B Certificates from the remaining available funds from the Group 1 Mortgage Loans.

The following distributions and in the following order of priority to the extent of available funds:

1.
Distributions of interest, concurrently, to the holders of the Class 1-A Certificates or components relating to each loan group, pro rata, in an amount equal to the interest accrued on each class at their Pass-Through Rate, from available funds from such loan group;

2.
Distributions of principal, concurrently, from available funds from such loan group, to the holders of the Class 1-A Certificates, from components relating to such loan group (and on the first distribution date, the Class R Certificates, such class’s allocable share of principal;

3.
From remaining available funds from all loan groups, distributions of interest sequentially and then distribution of principal sequentially to the Class 1-B Certificates in order of their numerical class designations, beginning with Class 1-B1, until each class of Class 1-B Certificates shall have received:

•	Interest at the applicable Pass-Through Rate

•	Such class’ allocable share of principal

Allocation of Losses:
Realized losses (other than fraud, hazard or bankruptcy losses in excess of the limits covered by subordination - referred to as “Excess Losses”) on the Group1 Mortgage Loans will be allocated to the Class 1-B Certificates in reverse order of their numerical class designations, until the certificate principal balance of each class of Class 1-B Certificates has been reduced to zero. Thereafter, Realized Losses (other than Excess Losses”) on the Group 1 Mortgage Loans will be allocated to the Class 1-A1B and then the Class 1-A1A Certificates (if the realized loss is on a Group 1-1 Mortgage Loan), Class 1-A2B Component and then Class 1-A2A Certificates (if the realized loss is on a Group 1-2 Mortgage Loan), Class 1-A3B Component and then Class 1-A3A Certificates (if the realized loss is on a Group 1-3 Mortgage Loan), Class 1-A4B Component and then Class 1-A4A Certificates (if the realized loss is on a Group 1-4 Mortgage Loan), Class 1-A5B Component and then Class 1-A5A Certificates (if the realized loss is on a Group 1-5 Mortgage Loan), Class 1-A6B Component and then Class 1-A6A Certificates (if the realized loss is on a Group 1-6 Mortgage Loan), and Class 1-A7B Component and then Class 1-A7A Certificates (if the realized loss is on a Group 1-7 Mortgage Loan).

Class      Loss Protection
Super      Senior Certificates 8.50% (+/- 25 bps)
Senior Support Certificates 4.25% (+/- 25 bps)

Allocation of Scheduled
Principal:                                     On each Distribution Date, the Class 1-A Certificates will be entitled to receive the Senior Percentage of all scheduled principal collected or advanced on the Mortgage Loans in the related loan group and the Class 1-B Certificates will be entitled to receive the Subordinate Percentage of all scheduled principal collected or advanced on such Mortgage Loans. The “Senior Percentage” on any Distribution Date will be equal to the percentage obtained by dividing the aggregate certificate principal balance of the Class 1-A Certificates or components relating to each loan group immediately prior to such Distribution Date, by the aggregate scheduled principal balance of the Mortgage Loans in such loan group as of the beginning of the related Due Period. The “Subordinate Percentage” on any Distribution Date for any loan group will be 100% minus the related Senior Percentage on that Distribution Date.

Allocation of Unscheduled
Principal:
The Class 1-A Certificates or components will be entitled to receive 100% of the unscheduled principal received on the Group 1 Mortgage Loans in the related loan group through the Distribution Date in June 2013. After such time the prepayment percentages for the Class 1-A Certificates will be the related Senior Percentage of such principal plus a declining portion of the related Subordinate Percentage of such principal.

The prepayment percentages for the Class 1-B Certificates will be as follows:

July 2013 - June 2014	30% of their pro rata share
July 2014 - June 2015	40% of their pro rata share
July 2015 - June 2016	60% of their pro rata share
July 2016 - June 2017	80% of their pro rata share
July 2017 - and after	100% of their pro rata share

Provided that:

(i)
the aggregate principal balance of the Group 1 Mortgage Loans 60 days or more delinquent does not exceed 50% of the aggregate certificate principal balance of the Class 1-B Certificates as of that date; and

(ii)	the cumulative realized losses on the Group 1 Mortgage Loans do not exceed the then applicable Trigger Amount.

If any of the conditions described in (i) or (ii) above are not satisfied, the prepayment percentages with respect to the Class 1-A Certificates will not decrease as scheduled. Notwithstanding the foregoing,

(i) if on any Distribution Date before the Distribution Date in June 2009, the subordinate percentage is equal to or greater than twice the initial subordination percentage as of the Cut-Off Date, then the Class 1-B Certificates will receive 50% of their pro rata share of unscheduled principal from the Group 1 Mortgage Loans; and

(ii) if on any Distribution Date on or after the Distribution Date in June 2009, the subordinate percentage is equal to or greater than twice the initial subordination percentage as of the Cut-Off Date, then the Class 1-B Certificates will receive 100% of their pro rata share of unscheduled principal from the Group 1 Mortgage Loans.
Notwithstanding any of the foregoing, if on any Distribution Date, the percentage, the numerator of which is the Certificate principal Balance of the Class 1-A Certificates, immediately preceding such Distribution Date, and the denominator of which is the aggregate Scheduled Principal Balance of the Group 1 Mortgage Loans as of the beginning of the related Due Period, exceeds such percentage as of the closing date, then the senior prepayment percentages for the Class 1-A Certificates for such Distribution Date will equal 100%.

Trigger Amount:
Distribution Date Occurring in the Period:	Realized Losses as a % of Initial Sum of the Certificate Principal Balances of the Class 1-B Certificates
July 2013 - June 2014	30%
July 2014 - June 2015	35%
July 2015 - June 2016	40%
July 2016 - June 2017	45%
July 2017 and after	50%

Call Provision:
At its option, Citigroup Global Markets Realty Corp. (or if that entity fails to exercise such option, the Master Servicer) may purchase all of the Group 1 Mortgage Loans (and related properties acquired on behalf of the trust) when the Group 1 Mortgage Loans and such properties remaining in the trust have been reduced to less than 10% of the principal balance of the Group 1 Mortgage Loans as of the Cut-Off Date.

P&I Advances:
Each Servicer will be required to advance delinquent payments of principal and interest on the mortgage loans serviced by it to the extent such amounts are deemed recoverable. To the extent a Servicer fails to do so, the Master Servicer will be required to make such advances. The Servicers and Master Servicer, as applicable, will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:
With respect to prepayments of mortgage loans, each Servicer is obligated to offset any Prepayment Interest Shortfalls to the extent set forth in its related servicing agreement. In the event that any Servicer fails to pay the amount of any Prepayment Interest Shortfall required to be paid by it for any distribution date, the Master Servicer will be required to pay such unpaid amount.

Underwriting Standards:	The Mortgage Loans were underwritten to the guidelines of the related originator, as more fully described in the prospectus supplement.

Legal Structure:	Designated portions of the trust will be established as one or more REMICs for federal income tax purposes.

ERISA Considerations:
The Class 1-A Certificates are expected to be ERISA eligible as of the Closing Date. However, prospective investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of the Offered Certificates.

SMMEA Considerations:	The Class 1-A Certificates are expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (SMMEA).

Form of Registration:	The Class 1-A Certificates will be issued in book-entry form through DTC.

Minimum Denominations:	The Class 1-A Certificates will be issued with a minimum denomination of $100,000 with incremental denominations of $1.

Group 1 Aggregate Collateral Summary

Collateral Summary - Group 1 Aggregate
Collateral statistics for the Mortgage Loans listed below are as of the Cutoff Date

	Summary Statistics	Tolerances

Number of Mortgage Loans:	1,243
Aggregate Original Principal Balance:	$622,447,783.90	(+/-) 7%
Aggregate Current Principal Balance:	$620,541,770.68	(+/-) 7%
Average Original Loan Balance:	$500,762.50	Approx.
Average Current Loan Balance:	$499,229.10	Approx.
Percent of Interest Only Loans:	85.41%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	9.86%	Approx.
Wtd. Avg. Net/Gross Coupon:	5.876% / 6.129%	(+/-) 7 bps
GWAC Range:	4.375% / 8.375%	Approx.
Index:
One Year LIBOR	92.54%	Approx.
One Year CMT	3.83%	Approx.
Six Month LIBOR	3.64%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
One Year LIBOR	2.004% / 2.256%	(+/-) 7 bps
One Year CMT	2.476% / 2.729%	(+/-) 7 bps
Six Month LIBOR	2.069% / 2.322%	(+/-) 7 bps
Reset Frequency:
Annually	96.36%	Approx.
Semi-Annually	3.64%	Approx.
Wtd. Avg. Original Term (months):	360
Wtd. Avg. Remaining Term (months):	356	(+/-) 1 month
Wtd. Avg. Months to Roll:	71	(+/-) 1 month
Wtd. Avg. Next Change Date:	May 2, 2012	Approx.
Initial Cap:	4.616%	Approx.
Periodic Cap:	1.972%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.024% / 2.277%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	11.013% / 11.265%	(+/-) 7 bps
Wtd. Avg. Original LTV:	71.34%	Approx.
Wtd. Avg. Combined LTV:	76.33%	Approx.
Percent with Silent Second Lien:	38.48%	Approx
Wtd. Avg. Borrower FICO: (FICO>0)	739	Approx.
Geographic Distribution: (>5%)
California	36.86%	Approx.
Virginia	7.41%	Approx.
Maryland	6.20%	Approx.
Florida	5.62%	Approx.
Originator:
National City	46.06%	Approx.
Countrywide	43.95%	Approx.
Wells Fargo	3.36%	Approx.
Quicken	2.24%	Approx.
American Home	2.13%	Approx.
Weichert	1.24%	Approx.
Mortgage IT	1.01%	Approx.

Group 1 Aggregate Collateral Summary

Current Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
21,576.00 - 25,000.00	1	21,576.00	0.00	5.625	790	80.00
50,000.01 - 75,000.00	3	217,962.57	0.04	5.848	744	58.06
75,000.01 - 100,000.00	13	1,200,033.94	0.19	6.229	712	65.16
100,000.01 - 125,000.00	26	2,947,157.40	0.47	5.999	736	70.74
125,000.01 - 150,000.00	34	4,771,896.36	0.77	5.853	737	70.53
150,000.01 - 175,000.00	20	3,277,264.99	0.53	5.958	722	73.54
175,000.01 - 200,000.00	36	6,787,418.85	1.09	5.922	740	73.41
200,000.01 - 225,000.00	36	7,657,383.21	1.23	6.116	727	73.21
225,000.01 - 250,000.00	40	9,538,573.07	1.54	5.995	736	69.45
250,000.01 - 275,000.00	45	11,875,281.96	1.91	6.042	737	69.36
275,000.01 - 300,000.00	50	14,481,958.68	2.33	6.065	735	69.19
300,000.01 - 333,700.00	57	18,054,458.06	2.91	6.094	736	76.09
333,700.01 - 350,000.00	24	8,294,376.58	1.34	6.067	731	66.65
350,000.01 - 400,000.00	75	28,601,103.71	4.61	6.041	737	71.53
400,000.01 - 500,000.00	280	127,235,311.57	20.50	6.095	739	72.13
500,000.01 - 600,000.00	191	105,485,342.42	17.00	6.111	741	73.63
600,000.01 - 700,000.00	145	93,767,635.43	15.11	6.149	745	74.04
700,000.01 - 800,000.00	54	40,480,347.04	6.52	6.218	740	73.14
800,000.01 - 900,000.00	30	25,444,369.03	4.10	6.165	756	72.41
900,000.01 - 1,000,000.00	42	41,207,320.86	6.64	6.124	732	70.37
1,000,000.01 - 3,925,000.00	41	69,194,998.95	11.15	6.281	734	61.88
Total	1,243	620,541,770.68	100.00	6.129	739	71.34
The average current balance, as of the cut-off date is approximately $499,229.10.

Original Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
70,000.00 - 75,000.00	3	217,962.57	0.04	5.848	744	58.06
75,000.01 - 100,000.00	13	1,200,033.94	0.19	6.229	712	65.16
100,000.01 - 125,000.00	25	2,841,662.40	0.46	6.023	734	70.52
125,000.01 - 150,000.00	34	4,771,896.36	0.77	5.853	737	70.53
150,000.01 - 175,000.00	20	3,277,264.99	0.53	5.958	722	73.54
175,000.01 - 200,000.00	36	6,787,418.85	1.09	5.922	740	73.41
200,000.01 - 225,000.00	36	7,454,959.21	1.20	6.110	725	73.37
225,000.01 - 250,000.00	38	9,063,328.02	1.46	6.045	737	68.62
250,000.01 - 275,000.00	46	12,124,527.01	1.95	6.010	736	69.78
275,000.01 - 300,000.00	50	14,481,958.68	2.33	6.065	735	69.19
300,000.01 - 333,700.00	56	17,727,830.79	2.86	6.121	737	76.02
333,700.01 - 350,000.00	24	8,276,819.17	1.33	6.034	729	67.17
350,000.01 - 400,000.00	75	28,373,734.26	4.57	6.041	736	71.30
400,000.01 - 500,000.00	281	126,887,527.24	20.45	6.108	740	72.32
500,000.01 - 600,000.00	191	105,219,228.24	16.96	6.102	740	73.48
600,000.01 - 700,000.00	146	94,265,785.35	15.19	6.141	745	74.11
700,000.01 - 800,000.00	56	41,723,144.76	6.72	6.206	740	72.87
800,000.01 - 900,000.00	30	25,444,369.03	4.10	6.165	756	72.41
900,000.01 - 1,000,000.00	42	41,207,320.86	6.64	6.124	732	70.37
1,000,000.01 - 3,925,000.00	41	69,194,998.95	11.15	6.281	734	61.88
Total	1,243	620,541,770.68	100.00	6.129	739	71.34
The average balance at origination, as of the cut-off date is approximately $500,762.50.

Group 1 Aggregate Collateral Summary

Originator	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
MORTGAGE IT	22	6,267,627.52	1.01	5.919	711	73.25
WEICHERT	29	7,691,812.49	1.24	5.604	716	77.33
AMERICAN HOME	31	13,205,224.45	2.13	5.674	675	71.49
QUICKEN	62	13,929,788.57	2.24	5.324	720	75.21
WELLS FARGO	49	20,865,821.72	3.36	5.138	745	71.93
COUNTRYWIDE	434	272,743,331.54	43.95	6.150	740	73.73
NATCITY	616	285,838,164.39	46.06	6.259	743	68.62
Total	1,243	620,541,770.68	100.00	6.129	739	71.34

Current Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
4.375 - 4.499	5	1,476,690.62	0.24	4.375	731	71.20
4.500 - 4.999	34	12,389,824.70	2.00	4.739	727	74.66
5.000 - 5.499	67	26,628,367.34	4.29	5.259	738	70.83
5.500 - 5.999	350	168,706,042.07	27.19	5.749	741	72.24
6.000 - 6.499	518	264,885,089.25	42.69	6.208	743	71.07
6.500 - 6.999	238	129,467,358.36	20.86	6.644	732	70.65
7.000 - 7.499	24	13,578,980.92	2.19	7.186	734	68.83
7.500 - 7.999	6	3,169,566.60	0.51	7.574	752	77.57
8.000 - 8.375	1	239,850.82	0.04	8.375	708	60.00
Total	1,243	620,541,770.68	100.00	6.129	739	71.34
The weighted average current rate, as of the cut-off date is approximately 6.129%.

Original Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
324-360	1,243	620,541,770.68	100.00	6.129	739	71.34
Total	1,243	620,541,770.68	100.00	6.129	739	71.34
The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
323-359	1,243	620,541,770.68	100.00	6.129	739	71.34
Total	1,243	620,541,770.68	100.00	6.129	739	71.34
The weighted average remaining term, as of the cut-off date is approximately 356 months.

Lien Position	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
First	1,243	620,541,770.68	100.00	6.129	739	71.34
Total	1,243	620,541,770.68	100.00	6.129	739	71.34
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
No	763	381,779,972.10	61.52	6.129	742	69.50
Yes	480	238,761,798.58	38.48	6.128	735	74.28
Total	1,243	620,541,770.68	100.00	6.129	739	71.34

Group 1 Aggregate Collateral Summary

Original Loan-To-Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
5.53 - 10.00	1	1,217,500.00	0.20	6.000	802	5.53
15.01 - 20.00	2	210,000.00	0.03	6.179	746	15.55
20.01 - 25.00	6	1,355,213.76	0.22	6.246	767	22.56
25.01 - 30.00	9	4,839,737.06	0.78	6.451	743	27.29
30.01 - 35.00	8	2,587,611.35	0.42	6.214	771	32.88
35.01 - 40.00	14	5,950,755.64	0.96	5.969	738	37.39
40.01 - 45.00	16	4,981,394.22	0.80	6.123	757	42.25
45.01 - 50.00	30	14,864,690.37	2.40	5.968	740	48.10
50.01 - 55.00	41	20,978,514.55	3.38	5.967	747	52.69
55.01 - 60.00	76	49,886,174.43	8.04	6.257	741	57.69
60.01 - 65.00	69	41,316,706.44	6.66	6.234	737	62.85
65.01 - 70.00	140	84,309,579.70	13.59	6.089	745	68.36
70.01 - 75.00	139	76,233,267.23	12.28	6.275	744	73.78
75.01 - 80.00	661	303,254,497.97	48.87	6.087	736	79.57
80.01 - 85.00	3	728,582.05	0.12	6.494	694	84.82
85.01 - 90.00	21	5,535,746.04	0.89	5.858	728	88.91
90.01 - 95.00	7	2,291,799.87	0.37	6.221	698	93.17
Total	1,243	620,541,770.68	100.00	6.129	739	71.34
The weighted average original loan-to-value ratio, as of the cut-off date is approximately 71.34%.

Combined Loan to Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
5.53 - 10.00	1	1,217,500.00	0.20	6.000	802	5.53
15.15 - 20.00	2	210,000.00	0.03	6.179	746	15.55
20.01 - 30.00	12	4,113,450.82	0.66	6.538	751	26.73
30.01 - 40.00	19	7,973,598.43	1.28	6.235	746	33.94
40.01 - 50.00	36	14,994,262.42	2.42	5.965	746	45.48
50.01 - 60.00	103	59,285,722.07	9.55	6.149	744	55.66
60.01 - 70.00	186	107,322,446.77	17.29	6.139	746	65.57
70.01 - 75.00	107	63,855,691.06	10.29	6.239	744	71.50
75.01 - 80.00	325	158,333,042.41	25.52	6.103	736	77.80
80.01 - 85.00	47	24,020,500.11	3.87	6.211	727	76.16
85.01 - 90.00	234	113,478,364.12	18.29	6.125	739	78.65
90.01 - 95.00	109	43,661,958.97	7.04	5.969	736	79.34
95.01 - 100.00	62	22,075,233.50	3.56	6.137	716	79.60
Total	1,243	620,541,770.68	100.00	6.129	739	71.34
The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 76.33%.

FICO Score	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Not Available	1	186,095.21	0.03	5.000	N/A	80.00
561 - 580	1	978,908.53	0.16	6.250	576	80.00
581 - 600	1	190,000.00	0.03	6.000	599	88.37
621 - 640	8	3,301,128.05	0.53	5.556	631	62.23
641 - 660	15	5,407,749.47	0.87	6.252	655	72.55
661 - 680	85	37,525,023.97	6.05	6.042	672	72.89
681 - 700	124	57,332,348.03	9.24	6.208	691	73.10
701 - 750	491	254,375,596.09	40.99	6.148	726	72.04
751 - 800	453	232,452,677.58	37.46	6.113	773	70.43
801 - 819	64	28,792,243.75	4.64	6.087	807	67.34
Total	1,243	620,541,770.68	100.00	6.129	739	71.34
The non-zero weighted average FICO, as of the cut-off date is approximately 739.

Group 1 Aggregate Collateral Summary

State	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
California	417	228,705,198.60	36.86	6.183	737	71.77
Virginia	98	45,952,903.68	7.41	6.039	749	73.61
Maryland	81	38,478,311.51	6.20	6.254	736	69.88
Florida	59	34,862,298.64	5.62	6.381	745	66.56
Illinois	71	33,278,902.45	5.36	6.121	739	67.15
Arizona	69	30,024,348.78	4.84	6.234	747	70.42
New Jersey	51	24,193,867.57	3.90	5.965	728	70.66
Nevada	36	18,962,087.97	3.06	6.177	737	75.47
Georgia	40	18,608,439.09	3.00	5.968	744	73.13
Massachusetts	29	15,954,373.07	2.57	6.036	744	69.59
Texas	30	15,394,109.46	2.48	5.916	752	75.42
Washington	26	13,543,102.79	2.18	5.982	734	73.28
Colorado	20	10,966,995.48	1.77	5.928	737	71.37
Michigan	36	10,432,192.62	1.68	5.735	739	71.53
Hawaii	15	9,332,350.18	1.50	6.156	758	69.56
Connecticut	18	8,837,418.02	1.42	6.004	733	75.91
North Carolina	24	8,719,381.60	1.41	5.996	752	73.15
Utah	8	7,328,270.63	1.18	6.122	742	72.30
New York	12	7,160,152.71	1.15	5.912	719	64.91
Ohio	17	6,841,096.00	1.10	6.019	730	70.04
<Others>	86	32,965,969.83	5.31	6.088	738	72.46
Total	1,243	620,541,770.68	100.00	6.129	739	71.34

Index	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
One Year LIBOR	1,094	574,222,934.15	92.54	6.183	740	71.16
One Year CMT	57	23,752,486.65	3.83	5.188	744	72.52
Six Month LIBOR	92	22,566,349.88	3.64	5.730	717	74.66
Total	1,243	620,541,770.68	100.00	6.129	739	71.34

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Annually	1,151	597,975,420.80	96.36	6.144	740	71.22
Semi-Annually	92	22,566,349.88	3.64	5.730	717	74.66
Total	1,243	620,541,770.68	100.00	6.129	739	71.34

Margin (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.000 - 2.000	1	675,000.00	0.11	4.625	735	65.92
2.001 - 2.500	1,168	591,149,798.78	95.26	6.162	740	71.27
2.501 - 3.000	73	28,497,024.61	4.59	5.475	737	73.02
3.001 - 3.250	1	219,947.29	0.04	5.750	626	68.75
Total	1,243	620,541,770.68	100.00	6.129	739	71.34
The weighted average margin, as of the cut-off date is approximately 2.2770%.

Group 1 Aggregate Collateral Summary

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.000	119	53,549,023.49	8.63	6.063	741	73.57
3.000	124	41,558,918.59	6.70	5.850	735	68.96
5.000	980	520,035,676.90	83.80	6.158	740	71.27
6.000	20	5,398,151.70	0.87	6.096	706	73.92
Total	1,243	620,541,770.68	100.00	6.129	739	71.34
The weighted average initial interest rate cap, as of the cut-off date is approximately 4.616%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
1.000	72	17,168,198.18	2.77	5.614	721	74.89
2.000	1,171	603,373,572.50	97.23	6.143	740	71.24
Total	1,243	620,541,770.68	100.00	6.129	739	71.34
The weighted average periodic interest rate cap, as of the cut-off date is approximately 1.972%.

Maximum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
9.375 - 9.499	5	1,476,690.62	0.24	4.375	731	71.20
9.500 - 9.999	31	11,251,679.65	1.81	4.749	727	75.08
10.000 - 10.499	50	21,470,684.82	3.46	5.253	740	69.93
10.500 - 10.999	284	138,703,207.83	22.35	5.741	741	72.29
11.000 - 11.499	465	238,963,997.89	38.51	6.187	742	71.34
11.500 - 11.999	283	149,305,342.92	24.06	6.454	733	71.15
12.000 - 12.499	86	41,742,276.07	6.73	6.462	746	68.85
12.500 - 12.999	27	12,542,931.33	2.02	6.764	743	68.27
13.000 - 13.499	9	3,155,329.55	0.51	7.291	708	74.97
13.500 - 13.750	3	1,929,630.00	0.31	7.552	736	80.12
Total	1,243	620,541,770.68	100.00	6.129	739	71.34
The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 11.265%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.000 - 2.000	1	675,000.00	0.11	4.625	735	65.92
2.001 - 2.500	1,168	591,149,798.78	95.26	6.162	740	71.27
2.501 - 3.000	73	28,497,024.61	4.59	5.475	737	73.02
3.001 - 3.250	1	219,947.29	0.04	5.750	626	68.75
Total	1,243	620,541,770.68	100.00	6.129	739	71.34
The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.277%.

Group 1 Aggregate Collateral Summary

Next Rate Change Date	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2008-05	1	220,000.00	0.04	5.875	736	80.00
2008-06	1	213,900.00	0.03	4.875	773	62.02
2008-07	4	1,129,142.48	0.18	5.597	720	76.63
2008-08	12	3,053,014.54	0.49	5.294	732	77.97
2008-09	38	8,383,384.11	1.35	5.401	718	76.56
2008-10	39	10,200,467.02	1.64	5.446	724	73.62
2008-11	22	6,975,070.19	1.12	5.972	716	73.29
2008-12	30	18,714,762.47	3.02	6.304	754	76.22
2009-01	4	2,085,147.63	0.34	5.958	766	66.13
2009-02	13	7,172,526.46	1.16	6.093	753	65.92
2009-03	48	22,585,532.96	3.64	6.037	736	65.36
2009-04	10	4,237,940.39	0.68	6.333	726	74.98
2009-05	28	11,176,270.01	1.80	6.249	748	69.80
2010-08	1	326,627.27	0.05	4.625	679	80.00
2010-10	34	14,599,430.21	2.35	5.581	680	68.69
2010-11	5	1,573,000.00	0.25	6.125	737	63.31
2010-12	5	1,750,196.31	0.28	5.590	711	77.44
2011-01	1	596,762.87	0.10	5.625	775	75.00
2011-02	1	439,371.92	0.07	6.125	774	68.07
2011-03	2	1,166,451.06	0.19	6.010	769	67.10
2011-04	25	16,307,548.67	2.63	6.276	739	67.72
2011-05	236	108,025,909.43	17.41	6.270	740	69.56
2012-01	2	772,661.40	0.12	5.223	753	74.09
2012-02	2	413,540.46	0.07	5.393	791	65.71
2012-03	6	1,970,279.15	0.32	5.265	748	77.75
2012-04	5	2,362,654.71	0.38	5.011	736	67.73
2012-05	18	8,138,050.84	1.31	5.133	760	74.80
2012-06	12	5,284,017.62	0.85	5.363	735	74.43
2012-07	1	720,595.97	0.12	6.000	724	80.00
2012-08	2	1,191,986.48	0.19	5.855	740	77.42
2012-09	3	2,073,156.57	0.33	5.617	720	77.34
2012-10	124	73,787,057.89	11.89	5.832	740	75.12
2012-11	12	6,946,023.19	1.12	5.723	735	75.59
2012-12	1	1,788,042.46	0.29	5.500	726	69.23
2013-01	3	1,751,375.51	0.28	6.552	731	73.36
2013-02	7	2,632,495.55	0.42	6.077	726	68.48
2013-03	113	69,062,656.89	11.13	6.243	743	71.35
2013-04	90	56,482,464.33	9.10	6.304	735	71.16
2013-05	144	81,034,699.56	13.06	6.293	742	73.07
2015-09	1	282,400.00	0.05	5.875	758	80.00
2016-01	1	592,000.00	0.10	6.250	783	80.00
2016-02	2	1,729,201.29	0.28	6.329	746	68.45
2016-03	2	471,000.00	0.08	6.549	734	85.19
2016-04	21	9,665,190.00	1.56	6.501	748	66.64
2016-05	111	50,457,764.81	8.13	6.445	750	67.63
Total	1,243	620,541,770.68	100.00	6.129	739	71.34

Property Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Single Family	705	360,599,604.32	58.11	6.125	738	70.00
Condominium	157	65,528,685.34	10.56	6.105	743	75.03
PUD	357	183,935,576.93	29.64	6.155	742	72.83
2-4 Family	21	8,616,973.31	1.39	6.046	719	71.25
Coop	2	1,696,930.78	0.27	5.530	665	52.39
Townhouse	1	164,000.00	0.03	5.000	673	78.10
Total	1,243	620,541,770.68	100.00	6.129	739	71.34

Group 1 Aggregate Collateral Summary

Occupancy Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Owner Occupied	1,134	563,583,741.98	90.82	6.115	738	71.40
Second Home	94	53,794,444.22	8.67	6.261	751	71.08
Investor Property	15	3,163,584.48	0.51	6.231	736	65.54
Total	1,243	620,541,770.68	100.00	6.129	739	71.34

Loan Purpose	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Purchase	642	317,581,113.82	51.18	6.090	744	75.89
Cash Out Refinance	323	152,155,093.37	24.52	6.180	732	66.13
Rate/Term Refinance	278	150,805,563.49	24.30	6.159	737	67.01
Total	1,243	620,541,770.68	100.00	6.129	739	71.34

Income-Asset-Employment	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Full-Full-Verified	466	246,437,681.25	39.71	6.082	733	71.47
Limited-Full-Verified	30	13,104,861.00	2.11	6.133	753	69.79
Limited-Stated-Verified	1	488,876.31	0.08	4.875	685	80.00
None-Full-Verified	2	548,191.80	0.09	6.171	688	72.26
None-None-None	3	1,605,699.78	0.26	6.295	713	69.96
None-None-Verified	3	709,850.82	0.11	6.989	775	69.38
Reduced-Full-Verified	184	67,507,206.50	10.88	6.023	746	71.92
Stated-Full-Verified	525	276,487,598.00	44.56	6.238	743	71.20
Stated-Reduced-Verified	27	12,436,609.77	2.00	5.092	750	70.36
Stated-Stated-Verified	2	1,215,195.45	0.20	6.979	673	70.94
Total	1,243	620,541,770.68	100.00	6.129	739	71.34

IO Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
0	185	90,545,228.28	14.59	5.848	743	72.24
36	46	25,762,498.77	4.15	6.176	748	74.21
60	38	17,923,656.54	2.89	5.906	698	70.68
84	330	208,258,743.75	33.56	6.144	739	73.62
120	644	278,051,643.34	44.81	6.218	740	69.12
Total	1,243	620,541,770.68	100.00	6.129	739	71.34

PMI Status	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
AMERIN	1	418,611.22	0.07	4.875	728	86.51
CurLTV<=80	1,212	611,985,642.72	98.62	6.130	740	71.08
GEMICO	1	366,730.35	0.06	5.750	721	90.00
OTHER	1	306,000.00	0.05	6.750	682	90.00
PMI	6	1,533,047.21	0.25	6.610	717	88.74
RADIAN	7	1,743,764.14	0.28	5.823	706	89.95
RMIC	7	1,910,790.99	0.31	5.915	757	90.45
UNITEDGUARANTY	8	2,277,184.05	0.37	5.976	695	90.03
Total	1,243	620,541,770.68	100.00	6.129	739	71.34

Group 1-1 Collateral Summary

3-1 Collateral Summary
Collateral statistics for the Mortgage Loans listed below are as of the Cutoff Date

	Summary Statistics	Tolerances

Number of Mortgage Loans:	250
Aggregate Original Principal Balance:	$96,734,608.01	(+/-) 7%
Aggregate Current Principal Balance:	$96,147,158.26	(+/-) 7%
Average Original Loan Balance:	$386,938.43	Approx.
Average Current Loan Balance:	$384,588.63	Approx.
Percent of Interest Only Loans:	86.18%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	4.63%	Approx.
Wtd. Avg. Net/Gross Coupon:	5.722% / 5.975%	(+/-) 7 bps
GWAC Range:	4.375% / 7.750%	Approx.
Index:
One Year LIBOR	79.22%	Approx.
One Year CMT	1.82%	Approx.
Six Month LIBOR	18.96%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
One Year LIBOR	2.019% / 2.272%	(+/-) 7 bps
One Year CMT	2.208% / 2.460%	(+/-) 7 bps
Six Month LIBOR	1.998% / 2.250%	(+/-) 7 bps
Reset Frequency:
Annually	81.04%	Approx.
Semi-Annually	18.96%	Approx.
Wtd. Avg. Original Term (months):	360
Wtd. Avg. Remaining Term (months):	355	(+/-) 1 month
Wtd. Avg. Months to Roll:	31	(+/-) 1 month
Wtd. Avg. Next Change Date:	December 27, 2008	Approx.
Initial Cap:	2.626%	Approx.
Periodic Cap:	1.855%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.018% / 2.271%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	11.875% / 11.828%	(+/-) 7 bps
Wtd. Avg. Original LTV:	71.46%	Approx.
Wtd. Avg. Combined LTV:	77.36%	Approx.
Percent with Silent Second Lien:	40.74%	Approx
Wtd. Avg. Borrower FICO: (FICO>0)	738	Approx.
Geographic Distribution: (>5%)
California	26.39%	Approx.
Illinois	6.58%	Approx.
Florida	5.96%	Approx.
Arizona	5.68%	Approx.
Originator:
National City	49.26%	Approx.
Countrywide	23.97% %	Approx.
Quicken	14.49%	Approx.
Weichert	6.39%	Approx.
Mortgage IT	5.38%	Approx.
American Home	0.50%	Approx.
		Approx.

Group 1-1 Collateral Summary

Current Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
21,576.00 - 25,000.00	1	21,576.00	0.02	5.625	790	80.00
50,000.01 - 75,000.00	1	69,362.57	0.07	5.375	749	45.23
75,000.01 - 100,000.00	3	296,892.69	0.31	6.074	672	78.37
100,000.01 - 125,000.00	10	1,123,674.37	1.17	5.814	717	76.12
125,000.01 - 150,000.00	14	1,949,278.05	2.03	5.416	729	78.84
150,000.01 - 175,000.00	11	1,813,764.72	1.89	5.772	704	70.69
175,000.01 - 200,000.00	13	2,451,280.91	2.55	5.741	746	74.06
200,000.01 - 225,000.00	17	3,644,459.13	3.79	5.919	721	70.56
225,000.01 - 250,000.00	19	4,555,443.26	4.74	5.791	722	70.79
250,000.01 - 275,000.00	11	2,890,550.21	3.01	5.458	731	69.09
275,000.01 - 300,000.00	13	3,753,612.56	3.90	5.650	735	72.08
300,000.01 - 333,700.00	15	4,698,660.72	4.89	5.597	726	78.60
333,700.01 - 350,000.00	6	2,070,702.23	2.15	5.799	735	67.26
350,000.01 - 400,000.00	14	5,324,886.13	5.54	6.008	719	72.33
400,000.01 - 500,000.00	36	16,236,829.69	16.89	5.977	752	70.84
500,000.01 - 600,000.00	26	14,208,686.87	14.78	6.201	743	73.77
600,000.01 - 700,000.00	21	13,679,660.69	14.23	5.925	745	71.55
700,000.01 - 800,000.00	6	4,558,063.07	4.74	6.565	754	70.54
800,000.01 - 900,000.00	4	3,368,976.23	3.50	6.134	748	69.40
900,000.01 - 1,000,000.00	8	7,930,798.16	8.25	6.167	729	66.01
1,000,000.01 - 1,500,000.00	1	1,500,000.00	1.56	6.375	751	62.50
Total	250	96,147,158.26	100.00	5.975	738	71.46
The average current balance, as of the cut-off date is approximately $384,588.63.

Original Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
70,000.00 - 75,000.00	1	69,362.57	0.07	5.375	749	45.23
75,000.01 - 100,000.00	3	296,892.69	0.31	6.074	672	78.37
100,000.01 - 125,000.00	9	1,018,179.37	1.06	5.860	709	76.05
125,000.01 - 150,000.00	14	1,949,278.05	2.03	5.416	729	78.84
150,000.01 - 175,000.00	11	1,813,764.72	1.89	5.772	704	70.69
175,000.01 - 200,000.00	13	2,451,280.91	2.55	5.741	746	74.06
200,000.01 - 225,000.00	18	3,666,035.13	3.81	5.918	721	70.61
225,000.01 - 250,000.00	18	4,306,198.21	4.48	5.866	724	69.68
250,000.01 - 275,000.00	12	3,139,795.26	3.27	5.382	728	70.75
275,000.01 - 300,000.00	13	3,753,612.56	3.90	5.650	735	72.08
300,000.01 - 333,700.00	15	4,698,660.72	4.89	5.597	726	78.60
333,700.01 - 350,000.00	6	2,070,702.23	2.15	5.799	735	67.26
350,000.01 - 400,000.00	14	5,324,886.13	5.54	6.008	719	72.33
400,000.01 - 500,000.00	37	16,342,324.69	17.00	5.973	752	70.88
500,000.01 - 600,000.00	26	14,208,686.87	14.78	6.201	743	73.77
600,000.01 - 700,000.00	20	12,980,862.97	13.50	5.927	747	71.37
700,000.01 - 800,000.00	7	5,256,860.79	5.47	6.473	749	71.13
800,000.01 - 900,000.00	4	3,368,976.23	3.50	6.134	748	69.40
900,000.01 - 1,000,000.00	8	7,930,798.16	8.25	6.167	729	66.01
1,000,000.01 - 1,500,000.00	1	1,500,000.00	1.56	6.375	751	62.50
Total	250	96,147,158.26	100.00	5.975	738	71.46
The average balance at origination, as of the cut-off date is approximately $386,938.43.

Group 1-1 Collateral Summary

Originator	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
National City	105	47,365,769.72	49.26	6.114	742	67.65
Countrywide	38	23,048,950.29	23.97	6.252	753	74.96
Quicken	62	13,929,788.57	14.49	5.324	720	75.21
Weichart	26	6,145,213.96	6.39	5.463	720	76.81
Mortgage IT	18	5,173,435.72	5.38	5.845	711	73.54
American Home	1	484,000.00	0.50	5.750	731	80.00
Total	250	96,147,158.26	100.00	5.975	738	71.46

Current Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
4.375 - 4.499	4	987,664.25	1.03	4.375	729	83.50
4.500 - 4.999	16	4,088,308.23	4.25	4.731	720	75.07
5.000 - 5.499	34	9,393,766.65	9.77	5.264	723	74.41
5.500 - 5.999	87	34,092,571.91	35.46	5.736	739	72.09
6.000 - 6.499	75	32,194,743.76	33.48	6.210	747	69.77
6.500 - 6.999	23	10,544,994.73	10.97	6.663	740	66.51
7.000 - 7.499	8	2,915,478.73	3.03	7.202	708	76.20
7.500 - 7.750	3	1,929,630.00	2.01	7.552	736	80.12
Total	250	96,147,158.26	100.00	5.975	738	71.46
The weighted average current rate, as of the cut-off date is approximately 5.975%.

Original Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
360-360	250	96,147,158.26	100.00	5.975	738	71.46
Total	250	96,147,158.26	100.00	5.975	738	71.46
The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
347-359	250	96,147,158.26	100.00	5.975	738	71.46
Total	250	96,147,158.26	100.00	5.975	738	71.46
The weighted average remaining term, as of the cut-off date is approximately 355 months.

Lien Position	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
First	250	96,147,158.26	100.00	5.975	738	71.46
Total	250	96,147,158.26	100.00	5.975	738	71.46
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
No	144	56,974,950.35	59.26	6.008	741	69.30
Yes	106	39,172,207.91	40.74	5.926	734	74.61
Total	250	96,147,158.26	100.00	5.975	738	71.46

Group 1-1 Collateral Summary

Original Loan-To-Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
23.27 - 25.00	1	234,848.44	0.24	6.375	813	23.27
25.01 - 30.00	3	898,237.06	0.93	6.030	781	28.71
30.01 - 35.00	1	259,000.00	0.27	6.125	816	32.38
35.01 - 40.00	3	1,145,000.00	1.19	6.227	759	36.87
40.01 - 45.00	3	504,494.69	0.52	5.840	734	43.00
45.01 - 50.00	7	2,372,352.01	2.47	5.980	725	48.67
50.01 - 55.00	9	3,420,659.38	3.56	5.770	767	52.74
55.01 - 60.00	14	8,830,758.85	9.18	6.092	728	57.55
60.01 - 65.00	9	4,839,998.49	5.03	6.036	731	62.86
65.01 - 70.00	30	13,806,076.16	14.36	6.008	744	68.69
70.01 - 75.00	33	13,308,057.13	13.84	6.300	733	73.62
75.01 - 80.00	125	43,524,536.51	45.27	5.862	738	79.52
80.01 - 85.00	2	448,582.05	0.47	6.256	720	85.00
85.01 - 90.00	7	1,663,089.07	1.73	5.346	743	88.90
90.01 - 95.00	3	891,468.42	0.93	5.977	679	94.01
Total	250	96,147,158.26	100.00	5.975	738	71.46
The weighted average original loan-to-value ratio, as of the cut-off date is approximately 71.46%.

Combined Loan to Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
23.27 - 30.00	3	843,085.50	0.88	6.266	786	28.00
30.01 - 40.00	4	1,194,000.00	1.24	6.206	767	33.83
40.01 - 50.00	9	2,226,857.26	2.32	5.906	721	46.99
50.01 - 60.00	19	9,376,418.23	9.75	6.089	747	55.68
60.01 - 70.00	34	16,386,865.30	17.04	6.017	743	65.97
70.01 - 75.00	25	9,371,940.31	9.75	6.192	733	70.83
75.01 - 80.00	47	19,977,628.34	20.78	5.876	739	76.95
80.01 - 85.00	9	3,360,751.51	3.50	6.094	730	75.70
85.01 - 90.00	42	17,967,062.10	18.69	6.114	741	78.74
90.01 - 95.00	33	9,775,894.30	10.17	5.609	722	80.08
95.01 - 100.00	25	5,666,655.41	5.89	5.701	731	78.68
Total	250	96,147,158.26	100.00	5.975	738	71.46
The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 77.36%.

FICO Score	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
623 - 640	7	2,101,128.05	2.19	5.445	632	67.97
641 - 660	4	1,198,888.76	1.25	5.775	658	72.08
661 - 680	22	5,261,956.55	5.47	5.933	674	75.88
681 - 700	27	9,668,342.05	10.06	6.134	692	71.02
701 - 750	93	36,543,650.38	38.01	5.935	726	72.56
751 - 800	84	36,751,724.23	38.22	6.005	771	70.25
801 - 816	13	4,621,468.24	4.81	6.050	808	69.76
Total	250	96,147,158.26	100.00	5.975	738	71.46
The weighted average FICO, as of the cut-off date is approximately 738.

Group 1-1 Collateral Summary

State	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
California	56	25,376,123.35	26.39	6.016	736	69.51
Illinois	13	6,330,703.56	6.58	6.157	742	70.07
Florida	14	5,730,129.76	5.96	6.224	749	73.33
Arizona	14	5,463,866.54	5.68	6.276	752	68.36
Michigan	24	5,246,259.06	5.46	5.503	727	72.41
Virginia	13	4,787,320.75	4.98	5.883	743	74.17
Maryland	11	4,460,515.17	4.64	6.204	737	73.35
Nevada	7	4,358,060.22	4.53	5.941	746	76.41
New Jersey	17	4,021,623.89	4.18	5.624	716	75.98
Georgia	7	3,407,215.70	3.54	5.945	744	73.83
Massachusetts	7	3,152,794.23	3.28	5.841	715	66.39
Washington	5	2,850,496.78	2.96	6.219	745	68.27
Texas	6	2,085,274.66	2.17	5.629	751	79.71
Connecticut	6	1,896,035.87	1.97	5.381	748	76.63
Utah	4	1,832,882.32	1.91	5.850	727	75.80
Hawaii	3	1,765,000.00	1.84	6.090	764	54.92
Colorado	5	1,686,743.18	1.75	6.196	732	67.99
North Carolina	7	1,657,514.19	1.72	5.778	736	78.39
Wisconsin	3	1,375,874.10	1.43	6.331	772	65.42
Ohio	2	1,180,000.00	1.23	5.479	651	60.63
Minnesota	3	1,170,400.00	1.22	6.072	769	75.44
Pennsylvania	5	1,144,075.54	1.19	5.648	719	79.78
Oregon	3	994,553.63	1.03	6.180	746	77.45
New York	3	964,074.84	1.00	5.775	739	68.33
<Others>	12	3,209,620.92	3.34	6.024	731	73.97
Total	250	96,147,158.26	100.00	5.975	738	71.46

Index	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
One Year LIBOR	166	76,165,246.94	79.22	6.111	744	70.53
One Year CMT	6	1,748,162.85	1.82	5.006	716	74.73
Six Month LIBOR	78	18,233,748.47	18.96	5.496	717	75.03
Total	250	96,147,158.26	100.00	5.975	738	71.46

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Annually	172	77,913,409.79	81.04	6.087	743	70.63
Semi-Annually	78	18,233,748.47	18.96	5.496	717	75.03
Total	250	96,147,158.26	100.00	5.975	738	71.46

Margin (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.000 - 2.000	1	675,000.00	0.70	4.625	735	65.92
2.001 - 2.500	242	93,984,572.30	97.75	5.994	739	71.39
2.501 - 3.000	6	1,267,638.67	1.32	5.285	711	80.23
3.001 - 3.250	1	219,947.29	0.23	5.750	626	68.75
Total	250	96,147,158.26	100.00	5.975	738	71.46
The weighted average margin, as of the cut-off date is approximately 2.271%.

Group 1-1 Collateral Summary

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.000	109	49,800,279.77	51.80	6.074	744	73.21
3.000	124	41,558,918.59	43.22	5.850	735	68.96
5.000	1	484,000.00	0.50	5.750	731	80.00
6.000	16	4,303,959.90	4.48	6.052	706	74.44
Total	250	96,147,158.26	100.00	5.975	738	71.46
The weighted average initial interest rate cap, as of the cut-off date is approximately 2.626%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
1.000	62	13,929,788.57	14.49	5.324	720	75.21
2.000	188	82,217,369.69	85.51	6.085	741	70.83
Total	250	96,147,158.26	100.00	5.975	738	71.46
The weighted average periodic interest rate cap, as of the cut-off date is approximately 1.855%.

Maximum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
9.375 - 9.499	4	987,664.25	1.03	4.375	729	83.50
9.500 - 9.999	13	2,950,163.18	3.07	4.765	715	76.85
10.000 - 10.499	17	4,236,084.13	4.41	5.235	716	74.19
10.500 - 10.999	25	5,483,336.20	5.70	5.481	726	72.23
11.000 - 11.499	23	6,642,844.20	6.91	5.479	729	75.11
11.500 - 11.999	66	29,867,380.76	31.06	5.745	741	72.04
12.000 - 12.499	69	30,709,582.08	31.94	6.213	748	69.43
12.500 - 12.999	22	10,424,994.73	10.84	6.665	740	66.36
13.000 - 13.499	8	2,915,478.73	3.03	7.202	708	76.20
13.500 - 13.750	3	1,929,630.00	2.01	7.552	736	80.12
Total	250	96,147,158.26	100.00	5.975	738	71.46
The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 11.8285%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.000 - 2.000	1	675,000.00	0.70	4.625	735	65.92
2.001 - 2.500	242	93,984,572.30	97.75	5.994	739	71.39
2.501 - 3.000	6	1,267,638.67	1.32	5.285	711	80.23
3.001 - 3.250	1	219,947.29	0.23	5.750	626	68.75
Total	250	96,147,158.26	100.00	5.975	738	71.46
The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.271%.

Group 1-1 Collateral Summary

Next Rate Change Date	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2008-05	1	220,000.00	0.23	5.875	736	80.00
2008-06	1	213,900.00	0.22	4.875	773	62.02
2008-07	4	1,129,142.48	1.17	5.597	720	76.63
2008-08	12	3,053,014.54	3.18	5.294	732	77.97
2008-09	38	8,383,384.11	8.72	5.401	718	76.56
2008-10	39	10,200,467.02	10.61	5.446	724	73.62
2008-11	22	6,975,070.19	7.25	5.972	716	73.29
2008-12	30	18,714,762.47	19.46	6.304	754	76.22
2009-01	4	2,085,147.63	2.17	5.958	766	66.13
2009-02	13	7,172,526.46	7.46	6.093	753	65.92
2009-03	48	22,585,532.96	23.49	6.037	736	65.36
2009-04	10	4,237,940.39	4.41	6.333	726	74.98
2009-05	28	11,176,270.01	11.62	6.249	748	69.80
Total	250	96,147,158.26	100.00	5.975	738	71.46

Property Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Single Family	145	53,517,463.07	55.66	6.015	736	71.00
Condominium	31	11,233,867.66	11.68	5.870	738	70.75
PUD	68	29,268,043.02	30.44	5.961	745	72.63
2-4 Family	5	1,963,784.51	2.04	5.759	707	70.07
Townhouse	1	164,000.00	0.17	5.000	673	78.10
Total	250	96,147,158.26	100.00	5.975	738	71.46

Occupancy Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Owner Occupied	233	88,625,978.35	92.18	5.955	737	71.71
Second Home	15	7,265,786.42	7.56	6.196	751	68.92
Investor Property	2	255,393.49	0.27	6.612	708	57.47
Total	250	96,147,158.26	100.00	5.975	738	71.46

Loan Purpose	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Purchase	108	42,262,811.61	43.96	5.944	737	77.15
Cash Out Refinance	66	23,838,400.18	24.79	5.945	741	63.20
Rate/Term Refinance	76	30,045,946.47	31.25	6.041	737	70.01
Total	250	96,147,158.26	100.00	5.975	738	71.46

Income-Asset-Employment	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Full-Full-Verified	120	36,839,073.35	38.32	5.687	734	74.14
Limited-Full-Verified	3	1,745,961.00	1.82	6.187	758	73.72
None-None-None	1	649,999.78	0.68	6.250	680	58.30
Reduced-Full-Verified	26	9,759,927.50	10.15	6.050	733	69.52
Stated-Full-Verified	98	45,937,001.18	47.78	6.150	744	69.84
Stated-Stated-Verified	2	1,215,195.45	1.26	6.979	673	70.94
Total	250	96,147,158.26	100.00	5.975	738	71.46

IO Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
0	31	13,286,032.28	13.82	6.052	738	72.29
36	46	25,762,498.77	26.79	6.176	748	74.21
60	1	484,000.00	0.50	5.750	731	80.00
120	172	56,614,627.21	58.88	5.867	734	69.94
Total	250	96,147,158.26	100.00	5.975	738	71.46

Group 1-1 Collateral Summary

PMI Status	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
CurLTV<=80	238	93,144,018.72	96.88	5.984	739	70.87
GEMICO	1	366,730.35	0.38	5.750	721	90.00
PMI	1	210,800.00	0.22	7.250	742	85.00
RADIAN	6	1,552,264.14	1.61	5.771	705	90.54
RMIC	2	336,100.00	0.35	5.242	796	89.16
UNITEDGUARANTY	2	537,245.05	0.56	4.969	709	90.00
Total	250	96,147,158.26	100.00	5.975	738	71.46

Group 1-2 Collateral Summary

5-1 Conforming Collateral Summary
Collateral statistics for the Mortgage Loans listed below are as of the Cutoff Date

	Summary Statistics	Tolerances

Number of Mortgage Loans:	174
Aggregate Original Principal Balance:	$46,254,394.69	(+/-) 7%
Aggregate Current Principal Balance:	$46,238,535.77 46,238,535.77 46,238,535.77	(+/-) 7%
Average Original Loan Balance:	$265,829.85 265,829.85	Approx.
Average Current Loan Balance:	$265,738.71	Approx.
Percent of Interest Only Loans:	91.90%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	0.66%	Approx.
Wtd. Avg. Net/Gross Coupon:	5.955% / 6.208%	(+/-) 7 bps
GWAC Range:	4.875% / 7.250%	Approx.
Index:
One Year LIBOR	97.63%	Approx.
One Year CMT	n/a	Approx.
Six Month LIBOR	2.37%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
One Year LIBOR	2.005% / 2.257%	(+/-) 7 bps
One Year CMT	n/a	(+/-) 7 bps
Six Month LIBOR	1.998% / 2.250%	(+/-) 7 bps
Reset Frequency:
Annually	97.63%	Approx.
Semi-Annually	2.37%	Approx.
Wtd. Avg. Original Term (months):	360
Wtd. Avg. Remaining Term (months):	358	(+/-) 1 month
Wtd. Avg. Months to Roll:	58	(+/-) 1 month
Wtd. Avg. Next Change Date:	March 29, 2011	Approx.
Initial Cap:	4.933%	Approx.
Periodic Cap:	2.000%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.005% / 2.257%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	10.979% / 11.231%	(+/-) 7 bps
Wtd. Avg. Original LTV:	72.86%	Approx.
Wtd. Avg. Combined LTV:	77.98%	Approx.
Percent with Silent Second Lien:	37.06%	Approx
Wtd. Avg. Borrower FICO: (FICO>0)	727	Approx.
Geographic Distribution: (>5%)
California	23.82%	Approx.
Illinois	16.20%	Approx.
Maryland	7.97%	Approx.
Arizona	7.25%	Approx.
Virginia	6.31%
Georgia	5.92%

Originator:
National City	86.78%	Approx.
American Home	10.85%	Approx.
Mortgage IT	2.37%	Approx.

Group 1-2 Collateral Summary

Current Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
73,600.00 - 75,000.00	1	73,600.00	0.16	5.375	726	80.00
75,000.01 - 100,000.00	6	537,895.02	1.16	6.137	740	66.82
100,000.01 - 125,000.00	11	1,242,549.80	2.69	5.992	734	69.81
125,000.01 - 150,000.00	10	1,393,830.19	3.01	6.231	746	67.81
150,000.01 - 175,000.00	4	669,540.00	1.45	5.88	761	78.15
175,000.01 - 200,000.00	14	2,618,787.24	5.66	5.882	736	77.06
200,000.01 - 225,000.00	13	2,752,724.08	5.95	6.218	734	78.58
225,000.01 - 250,000.00	13	3,058,744.41	6.62	6.029	739	72.52
250,000.01 - 275,000.00	17	4,499,135.15	9.73	6.137	725	74.38
275,000.01 - 300,000.00	19	5,511,432.14	11.92	6.322	730	69.28
300,000.01 - 333,700.00	25	7,972,461.32	17.24	6.271	734	76.00
333,700.01 - 350,000.00	10	3,453,238.67	7.47	6.176	702	65.70
350,000.01 - 400,000.00	20	7,694,189.58	16.64	6.377	714	71.77
400,000.01 - 500,000.00	10	4,152,408.17	8.98	6.198	729	73.79
500,000.01 - 608,000.00	1	608,000.00	1.31	6.125	720	74.97
Total	174	46,238,535.77	100.00	6.208	727	72.86
The average current balance, as of the cut-off date is approximately $265,738.71.

Original Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
73,600.00 - 75,000.00	1	73,600.00	0.16	5.375	726	80.00
75,000.01 - 100,000.00	6	537,895.02	1.16	6.137	740	66.82
100,000.01 - 125,000.00	11	1,242,549.80	2.69	5.992	734	69.81
125,000.01 - 150,000.00	10	1,393,830.19	3.01	6.231	746	67.81
150,000.01 - 175,000.00	4	669,540.00	1.45	5.88	761	78.15
175,000.01 - 200,000.00	14	2,618,787.24	5.66	5.882	736	77.06
200,000.01 - 225,000.00	13	2,752,724.08	5.95	6.218	734	78.58
225,000.01 - 250,000.00	13	3,058,744.41	6.62	6.029	739	72.52
250,000.01 - 275,000.00	17	4,499,135.15	9.73	6.137	725	74.38
275,000.01 - 300,000.00	19	5,511,432.14	11.92	6.322	730	69.28
300,000.01 - 333,700.00	25	7,972,461.32	17.24	6.271	734	76.00
333,700.01 - 350,000.00	10	3,453,238.67	7.47	6.176	702	65.70
350,000.01 - 400,000.00	20	7,694,189.58	16.64	6.377	714	71.77
400,000.01 - 500,000.00	10	4,152,408.17	8.98	6.198	729	73.79
500,000.01 - 608,000.00	1	608,000.00	1.31	6.125	720	74.97
Total	174	46,238,535.77	100.00	6.208	727	72.86
The average balance at origination, as of the cut-off date is approximately $265,829.85.

Group 1-2 Collateral Summary

Originator	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
AMERICAN HOME	24	5,017,065.92	10.85	5.602	702	79.20
MORTGAGE IT	4	1,094,191.80	2.37	6.268	708	71.90
NATIONAL CITY	146	40,127,278.05	86.78	6.282	731	72.09
Total	174	46,238,535.77	100.00	6.208	727	72.86

Current Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
4.875 - 4.999	1	189,245.19	0.41	4.875	681	80.00
5.000 - 5.499	9	1,497,608.28	3.24	5.251	716	79.94
5.500 - 5.999	43	10,719,614.35	23.18	5.746	732	72.25
6.000 - 6.499	75	20,924,771.62	45.25	6.231	735	72.34
6.500 - 6.999	41	11,585,346.33	25.06	6.638	712	74.11
7.000 - 7.250	5	1,321,950.00	2.86	7.089	730	65.82
Total	174	46,238,535.77	100.00	6.208	727	72.86
The weighted average current rate, as of the cut-off date is approximately 6.208%.

Original Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
324-360	174	46,238,535.77	100.00	6.208	727	72.86
Total	174	46,238,535.77	100.00	6.208	727	72.86
The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
323-359	174	46,238,535.77	100.00	6.208	727	72.86
Total	174	46,238,535.77	100.00	6.208	727	72.86
The weighted average remaining term, as of the cut-off date is approximately 358 months.

Lien Position	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
First	174	46,238,535.77	100.00	6.208	727	72.86
Total	174	46,238,535.77	100.00	6.208	727	72.86
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
No	106	29,101,069.36	62.94	6.278	734	70.80
Yes	68	17,137,466.41	37.06	6.088	716	76.35
Total	174	46,238,535.77	100.00	6.208	727	72.86

Group 1-2 Collateral Summary

Original Loan-To-Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
15.71 - 20.00	1	110,000.00	0.24	6	707	15.71
20.01 - 25.00	3	620,365.32	1.34	5.893	760	21.49
30.01 - 35.00	2	354,000.00	0.77	6.875	788	34.02
35.01 - 40.00	1	182,000.00	0.39	7.125	662	35.69
40.01 - 45.00	3	950,000.00	2.05	6.243	724	42.87
45.01 - 50.00	5	1,289,816.45	2.79	6.287	774	48.25
50.01 - 55.00	3	672,600.00	1.45	6.226	801	51.90
55.01 - 60.00	8	2,543,768.49	5.50	6.105	710	58.10
60.01 - 65.00	12	3,920,250.00	8.48	6.252	732	63.20
65.01 - 70.00	11	3,406,044.69	7.37	6.246	715	69.12
70.01 - 75.00	17	4,849,276.33	10.49	6.347	717	74.06
75.01 - 80.00	97	24,553,548.49	53.10	6.132	728	79.67
80.01 - 85.00	1	280,000.00	0.61	6.875	653	84.52
85.01 - 90.00	8	1,942,116.00	4.20	6.359	727	89.42
90.01 - 95.00	2	564,750.00	1.22	6.75	717	94.94
Total	174	46,238,535.77	100.00	6.208	727	72.86
The weighted average original loan-to-value ratio, as of the cut-off date is approximately 72.86%.

Combined Loan to Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
15.71 - 20.00	1	110,000.00	0.24	6	707	15.71
20.01 - 30.00	2	278,865.32	0.60	6.221	789	20.83
30.01 - 40.00	3	536,000.00	1.16	6.96	745	34.59
40.01 - 50.00	7	2,215,016.45	4.79	6.166	750	41.90
50.01 - 60.00	10	2,912,368.49	6.30	6.131	722	57.31
60.01 - 70.00	20	6,422,344.69	13.89	6.23	734	64.96
70.01 - 75.00	13	4,114,320.00	8.90	6.322	717	73.44
75.01 - 80.00	43	11,033,788.41	23.86	6.241	744	78.72
80.01 - 85.00	4	1,066,600.00	2.31	6.62	675	75.09
85.01 - 90.00	39	10,795,767.76	23.35	6.237	715	80.34
90.01 - 95.00	17	3,987,077.08	8.62	6.168	727	81.87
95.01 - 100.00	15	2,766,387.57	5.98	5.609	714	79.91
Total	174	46,238,535.77	100.00	6.208	727	72.86
The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 77.98%.

FICO Score	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Not Available	1	186,095.21	0.40	5	N/A	80.00
641 - 660	4	1,285,500.00	2.78	6.383	647	80.98
661 - 680	15	4,462,718.01	9.65	6.246	670	66.85
681 - 700	30	8,395,572.30	18.16	6.324	691	75.44
701 - 750	68	17,960,946.37	38.84	6.16	726	75.21
751 - 800	50	12,216,463.88	26.42	6.196	774	69.79
801 - 818	6	1,731,240.00	3.74	6.125	809	66.12
Total	174	46,238,535.77	100.00	6.208	727	72.86
The non-zero weighted average FICO, as of the cut-off date is approximately 727.

Group 1-2 Collateral Summary

State	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
California	37	11,013,615.33	23.82	6.342	714	66.42
Illinois	26	7,490,254.30	16.20	6.125	742	74.63
Maryland	13	3,685,550.00	7.97	6.154	718	79.01
Arizona	13	3,352,225.00	7.25	6.47	717	75.54
Virginia	9	2,916,344.69	6.31	5.933	714	70.77
Georgia	13	2,738,509.01	5.92	6.11	727	78.84
Florida	7	1,695,740.00	3.67	6.519	766	76.07
North Carolina	7	1,688,805.69	3.65	6.16	751	75.23
Hawaii	4	1,447,500.00	3.13	6.331	739	74.99
New Jersey	4	1,255,216.76	2.71	5.871	745	62.02
Massachusetts	4	1,218,722.14	2.64	6.686	744	68.99
Michigan	3	858,206.40	1.86	6.062	715	65.78
Washington	2	686,991.80	1.49	6.491	714	79.02
Pennsylvania	3	599,685.13	1.30	5.454	709	80.00
Ohio	4	541,920.00	1.17	5.86	738	77.57
Texas	3	540,638.67	1.17	6.02	716	65.48
District of Columbia	2	482,620.00	1.04	5.974	768	84.03
Minnesota	2	479,770.00	1.04	6.703	760	72.49
<Others>	18	3,546,220.85	7.67	6.006	724	77.12
Total	174	46,238,535.77	100.00	6.208	727	72.86

Index	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
One Year LIBOR	170	45,144,343.97	97.63	6.206	728	72.88
Six Month LIBOR	4	1,094,191.80	2.37	6.268	708	71.90
Total	174	46,238,535.77	100.00	6.208	727	72.86

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Annually	170	45,144,343.97	97.63	6.206	728	72.88
Semi-Annually	4	1,094,191.80	2.37	6.268	708	71.90
Total	174	46,238,535.77	100.00	6.208	727	72.86

Margin (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.250 - 2.500	171	45,586,291.77	98.59	6.206	727	72.76
2.501 - 2.750	3	652,244.00	1.41	6.283	770	79.70
Total	174	46,238,535.77	100.00	6.208	727	72.86
The weighted average margin, as of the cut-off date is approximately 2.257%.

Group 1-2 Collateral Summary

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.000	5	1,395,145.19	3.02	5.617	693	80.00
5.000	165	43,749,198.78	94.62	6.225	729	72.65
6.000	4	1,094,191.80	2.37	6.268	708	71.90
Total	174	46,238,535.77	100.00	6.208	727	72.86
The weighted average initial interest rate cap, as of the cut-off date is approximately 4.933%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.000	174	46,238,535.77	100.00	6.208	727	72.86
Total	174	46,238,535.77	100.00	6.208	727	72.86
The weighted average periodic interest rate cap, as of the cut-off date is approximately 2.000%.

Maximum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
9.875 - 9.999	1	189,245.19	0.41	4.875	681	80.00
10.000 - 10.499	9	1,497,608.28	3.24	5.251	716	79.94
10.500 - 10.999	41	10,300,614.35	22.28	5.743	732	73.10
11.000 - 11.499	74	20,555,579.82	44.46	6.228	735	72.20
11.500 - 11.999	42	11,698,346.33	25.30	6.606	713	72.89
12.000 - 12.499	6	1,691,141.80	3.66	6.933	723	68.91
12.500 - 12.750	1	306,000.00	0.66	6.75	682	90.00
Total	174	46,238,535.77	100.00	6.208	727	72.86
The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 11.231%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.250- 2.500	171	45,586,291.77	98.59	6.206	727	72.76
2.501 - 2.750	3	652,244.00	1.41	6.283	770	79.70
Total	174	46,238,535.77	100.00	6.208	727	72.86
The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.257%.

Group 1-2 Collateral Summary

Next Rate Change Date	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2010-10	25	5,386,257.72	11.65	5.655	701	79.25
2010-11	4	827,000.00	1.79	6.125	712	68.66
2010-12	3	762,320.00	1.65	6.024	746	76.25
2011-04	12	3,280,898.67	7.10	6.393	722	73.34
2011-05	130	35,982,059.38	77.82	6.279	732	71.88
Total	174	46,238,535.77	100.00	6.208	727	72.86

Property Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Single Family	89	24,298,501.61	52.55	6.223	729	71.38
Condominium	39	9,690,871.34	20.96	6.291	735	75.76
PUD	40	10,527,784.39	22.77	6.136	723	73.71
2-4 Family	6	1,721,378.43	3.72	5.954	698	72.09
Total	174	46,238,535.77	100.00	6.208	727	72.86

Occupancy Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Owner Occupied	152	40,353,600.77	87.27	6.191	726	72.95
Second Home	20	5,485,935.00	11.86	6.338	741	72.39
Investor Property	2	399,000.00	0.86	6.095	711	69.36
Total	174	46,238,535.77	100.00	6.208	727	72.86

Loan Purpose	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Purchase	101	25,406,367.46	54.95	6.145	735	75.61
Cash Out Refinance	46	13,058,522.14	28.24	6.31	721	70.04
Rate/Term Refinance	27	7,773,646.17	16.81	6.242	713	68.57
Total	174	46,238,535.77	100.00	6.208	727	72.86

Income-Asset-Employment	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Full-Full-Verified	53	12,889,630.59	27.88	6.027	724	74.80
Limited-Full-Verified	10	2,463,600.00	5.33	5.967	765	72.88
None-Full-Verified	2	548,191.80	1.19	6.171	688	72.26
None-None-None	1	306,000.00	0.66	6.75	682	90.00
Reduced-Full-Verified	48	12,281,447.90	26.56	6.172	733	76.44
Stated-Full-Verified	60	17,749,665.48	38.39	6.388	723	68.68
Total	174	46,238,535.77	100.00	6.208	727	72.86

IO Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
0	12	3,746,601.54	8.10	6.023	734	70.60
60	27	5,839,826.54	12.63	5.852	713	78.16
120	135	36,652,107.69	79.27	6.283	729	72.24
Total	174	46,238,535.77	100.00	6.208	727	72.86

PMI Status	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
CurLTV<=80	163	43,451,669.77	93.97	6.189	728	71.75
OTHER	1	306,000.00	0.66	6.75	682	90.00
PMI	2	352,500.00	0.76	6.171	745	89.70
RADIAN	1	191,500.00	0.41	6.25	716	85.11
RMIC	3	809,000.00	1.75	6.588	748	90.96
UNITEDGUARANTY	4	1,127,866.00	2.44	6.49	698	90.35
Total	174	46,238,535.77	100.00	6.208	727	72.86

Group 1-3 Collateral Summary

5-1 Jumbo Collateral Summary
Collateral statistics for the Mortgage Loans listed below are as of the Cutoff Date

	Summary Statistics	Tolerances

Number of Mortgage Loans:	131
Aggregate Original Principal Balance:	$96,241,019.00 96,241,019.00 622,447,783.90	(+/-) 7%
Aggregate Current Principal Balance:	$96,222,244.43	(+/-) 7%
Average Original Loan Balance:	$734,664.27	Approx.
Average Current Loan Balance:	$734,520.95	Approx.
Percent of Interest Only Loans:	92.52%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	0%	Approx.
Wtd. Avg. Net/Gross Coupon:	5.954% / 6.207%	(+/-) 7 bps
GWAC Range:	5.000% / 7.625%	Approx.
Index:
One Year LIBOR	100%	Approx.
One Year CMT	0%	Approx.
Six Month LIBOR	0%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
One Year LIBOR	2.007 / 2.260%	(+/-) 7 bps
One Year CMT	n/a	(+/-) 7 bps
Six Month LIBOR	n/a	(+/-) 7 bps
Reset Frequency:
Annually	100% 5%	Approx.
Semi-Annually	0% %	Approx.
Wtd. Avg. Original Term (months):	360
Wtd. Avg. Remaining Term (months):	358	(+/-) 1 month
Wtd. Avg. Months to Roll:	58	(+/-) 1 month
Wtd. Avg. Next Change Date:	April 6, 2011	Approx.
Initial Cap:	4.985%	Approx.
Periodic Cap:	2.000%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.007% / 2.260%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	10.954% / 11.207%	(+/-) 7 bps
Wtd. Avg. Original LTV:	67.91%	Approx.
Wtd. Avg. Combined LTV:	73.27%	Approx.
Percent with Silent Second Lien:	42.52%	Approx
Wtd. Avg. Borrower FICO: (FICO>0)	737	Approx.
Geographic Distribution: (>5%)
California	28.49%	Approx.
Maryland	11.50%	Approx.
Illinois	7.53%	Approx.
Virginia	6.77%	Approx.
Georgia	6.40%	Approx.
Florida	6.17%	Approx.
Texas	5.68%	Approx.
Arizona	5.57%	Approx.
Originator:
National City	91.99%	Approx.
American Home	8.01%	Approx.

Group 1-3 Collateral Summary

Current Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
417,500.00 - 500,000.00	37	16,994,258.45	17.66	6.084	748	68.61
500,000.01 - 600,000.00	32	17,763,853.29	18.46	6.223	740	70.64
600,000.01 - 700,000.00	25	16,226,539.67	16.86	6.258	748	72.99
700,000.01 - 800,000.00	9	6,661,850.00	6.92	6.334	742	71.84
800,000.01 - 900,000.00	3	2,566,550.00	2.67	6.361	779	66.99
900,000.01 - 1,000,000.00	11	10,784,913.02	11.21	6.091	732	69.04
1,000,000.01 - 3,069,000.00	14	25,224,280.00	26.21	6.245	719	60.81
Total	131	96,222,244.43	100.00	6.207	737	67.91
The average current balance, as of the cut-off date is approximately $734,520.95.

Original Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
417,500.00 - 500,000.00	37	16,994,258.45	17.66	6.084	748	68.61
500,000.01 - 600,000.00	32	17,763,853.29	18.46	6.223	740	70.64
600,000.01 - 700,000.00	25	16,226,539.67	16.86	6.258	748	72.99
700,000.01 - 800,000.00	9	6,661,850.00	6.92	6.334	742	71.84
800,000.01 - 900,000.00	3	2,566,550.00	2.67	6.361	779	66.99
900,000.01 - 1,000,000.00	11	10,784,913.02	11.21	6.091	732	69.04
1,000,000.01 - 3,069,000.00	14	25,224,280.00	26.21	6.245	719	60.81
Total	131	96,222,244.43	100.00	6.207	737	67.91
The average balance at origination, as of the cut-off date is approximately $734,664.27.

Group 1-3 Collateral Summary

Originator	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
AMERICAN HOME	6	7,704,158.53	8.01	5.717	655	65.94
NATIONAL CITY	125	88,518,085.90	91.99	6.249	745	68.08
Total	131	96,222,244.43	100.00	6.207	737	67.91

Current Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
5.000 - 5.499	4	3,851,305.82	4.00	5.179	735	62.58
5.500 - 5.999	29	19,906,777.06	20.69	5.772	733	64.64
6.000 - 6.499	64	42,545,975.14	44.22	6.176	746	68.89
6.500 - 6.999	32	28,500,186.41	29.62	6.639	728	69.20
7.000 - 7.499	1	665,000.00	0.69	7.000	703	70.00
7.500 - 7.625	1	753,000.00	0.78	7.625	793	75.00
Total	131	96,222,244.43	100.00	6.207	737	67.91
The weighted average current rate, as of the cut-off date is approximately 6.207%.

Original Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
360-360	131	96,222,244.43	100.00	6.207	737	67.91
Total	131	96,222,244.43	100.00	6.207	737	67.91
The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
352-359	131	96,222,244.43	100.00	6.207	737	67.91
Total	131	96,222,244.43	100.00	6.207	737	67.91
The weighted average remaining term, as of the cut-off date is approximately 358 months.

Lien Position	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
First	131	96,222,244.43	100.00	6.207	737	67.91
Total	131	96,222,244.43	100.00	6.207	737	67.91
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
No	78	55,304,074.01	57.48	6.108	740	66.93
Yes	53	40,918,170.42	42.52	6.340	734	69.23
Total	131	96,222,244.43	100.00	6.207	737	67.91

Group 1-3 Collateral Summary

Original Loan-To-Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
25.89 - 30.00	1	1,450,000.00	1.51	6.375	733	25.89
30.01 - 35.00	2	1,100,000.00	1.14	6.114	770	32.60
35.01 - 40.00	3	1,666,000.00	1.73	6.131	732	38.30
45.01 - 50.00	3	2,273,551.06	2.36	5.870	746	50.00
50.01 - 55.00	9	5,738,760.00	5.96	5.906	752	52.56
55.01 - 60.00	9	9,928,553.13	10.32	6.030	732	58.56
60.01 - 65.00	6	9,136,024.22	9.49	6.514	732	62.79
65.01 - 70.00	26	21,885,477.74	22.74	6.148	738	68.66
70.01 - 75.00	28	17,939,862.87	18.64	6.291	752	73.93
75.01 - 80.00	44	25,104,015.41	26.09	6.253	726	79.58
Total	131	96,222,244.43	100.00	6.207	737	67.91
The weighted average original loan-to-value ratio, as of the cut-off date is approximately 67.91%.

Combined Loan to Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
32.26 - 40.00	6	4,216,000.00	4.38	6.211	742	32.55
40.01 - 50.00	2	1,748,551.06	1.82	5.718	752	50.00
50.01 - 60.00	16	12,577,313.13	13.07	5.851	737	55.84
60.01 - 70.00	23	19,652,371.96	20.42	6.210	744	67.39
70.01 - 75.00	18	15,911,862.87	16.54	6.320	750	68.55
75.01 - 80.00	26	16,994,594.72	17.66	6.358	718	75.71
80.01 - 85.00	10	6,056,750.69	6.29	6.523	723	74.23
85.01 - 90.00	20	13,201,500.00	13.72	6.182	735	75.97
90.01 - 95.00	10	5,863,300.00	6.09	6.083	755	77.24
Total	131	96,222,244.43	100.00	6.207	737	67.91
The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 73.27%.

FICO Score	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
576 - 580	1	978,908.53	1.02	6.250	576	80.00
621 - 640	1	1,200,000.00	1.25	5.750	629	52.17
661 - 680	7	7,393,766.41	7.68	5.875	673	69.22
681 - 700	19	15,196,980.00	15.79	6.324	690	69.26
701 - 750	40	28,285,713.58	29.40	6.349	729	67.01
751 - 800	54	37,420,875.91	38.89	6.152	773	68.13
801 - 808	9	5,746,000.00	5.97	6.067	803	66.86
Total	131	96,222,244.43	100.00	6.207	737	67.91
The non-zero weighted average FICO, as of the cut-off date is approximately 737.

Group 1-3 Collateral Summary

State	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
California	47	27,416,806.41	28.49	6.342	737	69.88
Maryland	15	11,064,650.00	11.50	6.392	728	65.44
Illinois	8	7,245,780.26	7.53	6.058	720	66.16
Virginia	11	6,511,176.62	6.77	5.952	763	71.80
Georgia	7	6,160,605.82	6.40	6.020	738	67.16
Florida	5	5,940,710.00	6.17	6.016	719	63.50
Texas	8	5,467,662.87	5.68	6.099	762	74.49
Arizona	8	5,356,700.00	5.57	6.269	752	70.68
New Jersey	2	3,978,908.53	4.14	6.533	709	66.61
Utah	1	3,069,000.00	3.19	6.125	773	69.99
District of Columbia	4	2,064,489.73	2.15	5.971	770	57.86
Hawaii	2	1,940,750.00	2.02	6.553	750	66.76
Michigan	3	1,871,553.13	1.95	5.955	773	61.82
Missouri	1	1,810,650.00	1.88	6.250	664	69.64
New York	2	1,648,551.06	1.71	5.716	670	51.58
Washington	1	970,000.00	1.01	5.375	779	58.08
<Others>	6	3,704,250.00	3.85	6.278	744	69.76
Total	131	96,222,244.43	100.00	6.207	737	67.91

Index	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
One Year LIBOR	131	96,222,244.43	100.00	6.207	737	67.91
Total	131	96,222,244.43	100.00	6.207	737	67.91

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Annually	131	96,222,244.43	100.00	6.207	737	67.91
Total	131	96,222,244.43	100.00	6.207	737	67.91

Margin (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.250 - 2.500	130	95,243,335.90	98.98	6.206	739	67.78
2.501 - 2.750	1	978,908.53	1.02	6.250	576	80.00
Total	131	96,222,244.43	100.00	6.207	737	67.91
The weighted average margin, as of the cut-off date is approximately 2.260%.

Group 1-3 Collateral Summary

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.000	1	495,000.00	0.51	5.500	693	75.00
5.000	130	95,727,244.43	99.49	6.210	738	67.87
Total	131	96,222,244.43	100.00	6.207	737	67.91
The weighted average initial interest rate cap, as of the cut-off date is approximately 4.985%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.000	131	96,222,244.43	100.00	6.207	737	67.91
Total	131	96,222,244.43	100.00	6.207	737	67.91
The weighted average periodic interest rate cap, as of the cut-off date is approximately 2.000%.

Maximum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
10.000 - 10.499	4	3,851,305.82	4.00	5.179	735	62.58
10.500 - 10.999	29	19,906,777.06	20.69	5.772	733	64.64
11.000 - 11.499	64	42,545,975.14	44.22	6.176	746	68.89
11.500 - 11.999	32	28,500,186.41	29.62	6.639	728	69.20
12.000 - 12.499	1	665,000.00	0.69	7.000	703	70.00
12.500 - 12.625	1	753,000.00	0.78	7.625	793	75.00
Total	131	96,222,244.43	100.00	6.207	737	67.91
The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 11.207%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.250- 2.500	130	95,243,335.90	98.98	6.206	739	67.78
2.501 - 2.750	1	978,908.53	1.02	6.250	576	80.00
Total	131	96,222,244.43	100.00	6.207	737	67.91
The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.260%.

Group 1-3 Collateral Summary

Next Rate Change Date	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2010-10	6	7,704,158.53	8.01	5.717	655	65.94
2010-11	1	746,000.00	0.78	6.125	765	57.38
2010-12	1	499,000.00	0.52	5.625	684	76.77
2011-01	1	596,762.87	0.62	5.625	775	75.00
2011-02	1	439,371.92	0.46	6.125	774	68.07
2011-03	2	1,166,451.06	1.21	6.010	769	67.10
2011-04	13	13,026,650.00	13.54	6.247	744	66.30
2011-05	106	72,043,850.05	74.87	6.265	744	68.41
Total	131	96,222,244.43	100.00	6.207	737	67.91

Property Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Single Family	75	53,919,710.07	56.04	6.215	734	67.85
Condominium	10	9,059,851.92	9.42	6.238	759	68.79
PUD	43	30,572,682.44	31.77	6.191	741	68.02
2-4 Family	2	1,470,000.00	1.53	6.393	746	75.00
Coop	1	1,200,000.00	1.25	5.750	629	52.17
Total	131	96,222,244.43	100.00	6.207	737	67.91

Occupancy Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Owner Occupied	126	88,238,444.43	91.70	6.187	735	67.81
Second Home	5	7,983,800.00	8.30	6.429	767	68.96
Total	131	96,222,244.43	100.00	6.207	737	67.91

Loan Purpose	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Purchase	53	40,602,765.03	42.20	6.244	746	71.86
Cash Out Refinance	31	21,849,126.27	22.71	6.120	735	64.53
Rate/Term Refinance	47	33,770,353.13	35.10	6.218	729	65.34
Total	131	96,222,244.43	100.00	6.207	737	67.91

Income-Asset-Employment	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Full-Full-Verified	50	44,547,476.31	46.30	6.103	735	65.95
Limited-Full-Verified	9	5,242,500.00	5.45	6.252	735	66.66
None-None-None	1	649,700.00	0.68	6.125	760	72.19
Reduced-Full-Verified	21	12,269,756.47	12.75	6.038	762	71.23
Stated-Full-Verified	50	33,512,811.65	34.83	6.400	732	69.41
Total	131	96,222,244.43	100.00	6.207	737	67.91

IO Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
0	12	7,201,894.43	7.48	5.987	734	71.34
60	10	11,599,830.00	12.06	5.940	688	66.53
120	109	77,420,520.00	80.46	6.267	745	67.79
Total	131	96,222,244.43	100.00	6.207	737	67.91

PMI Status	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
CurLTV<=80	131	96,222,244.43	100.00	6.207	737	67.91
Total	131	96,222,244.43	100.00	6.207	737	67.91

Group 1-4 Collateral Summary

7/1 Conforming Collateral Summary
Collateral statistics for the Mortgage Loans listed below are as of the Cutoff Date

	Summary Statistics	Tolerances

Number of Mortgage Loans:	86
Aggregate Original Principal Balance:	$27,370,950.60	(+/-) 7%
Aggregate Current Principal Balance:	$27,061,240.18 $	(+/-) 7%
Average Original Loan Balance:	$318,266.87	Approx.
Average Current Loan Balance:	$314,665.58	Approx.
Percent of Interest Only Loans:	54.79%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	1.52%	Approx.
Wtd. Avg. Net/Gross Coupon:	5.604% / 5.875%	(+/-) 7 bps
GWAC Range:	4.625% / 7.500%	Approx.
Index:
One Year LIBOR	69.12%	Approx.
One Year CMT	30.88%	Approx.
Six Month LIBOR	0%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
One Year LIBOR	1.998% / 2.250%	(+/-) 7 bps
One Year CMT	2.498% / 2.750%	(+/-) 7 bps
Six Month LIBOR	n/a	(+/-) 7 bps
Reset Frequency:
Annually	100%	Approx.
Semi-Annually	0%	Approx.
Wtd. Avg. Original Term (months):	360
Wtd. Avg. Remaining Term (months):	353	(+/-) 1 month
Wtd. Avg. Months to Roll:	77	(+/-) 1 month
Wtd. Avg. Next Change Date:	October 30, 2012	Approx.
Initial Cap:	5.000%	Approx.
Periodic Cap:	2.000%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.152% / 2.404%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	10.604% / 10.857%	(+/-) 7 bps
Wtd. Avg. Original LTV:	71.77%	Approx.
Wtd. Avg. Combined LTV:	76.57%	Approx.
Percent with Silent Second Lien:	37.64%	Approx
Wtd. Avg. Borrower FICO: (FICO>0)	745	Approx.
Geographic Distribution: (>5%)
California	17.00%	Approx.
Florida	10.85%	Approx.
Virginia	10.63%	Approx.
Illinois	9.93%
Arizona	7.97%
Maryland	6.09%
Originator:
National City	53.21%	Approx.
Wells Fargo	30.88%	Approx.
Countrywide	15.92%	Approx.

Group 1-4 Collateral Summary

Current Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
81,526.23 - 100,000.00	1	81,526.23	0.30	6.500	691	79.22
100,000.01 - 125,000.00	3	355,133.23	1.31	6.127	771	62.82
125,000.01 - 150,000.00	6	854,588.12	3.16	5.967	741	65.68
150,000.01 - 175,000.00	3	472,460.27	1.75	5.866	749	79.38
175,000.01 - 200,000.00	2	372,630.70	1.38	5.750	727	62.34
200,000.01 - 225,000.00	1	203,200.00	0.75	6.375	726	80.00
225,000.01 - 250,000.00	3	725,934.58	2.68	5.926	789	59.84
250,000.01 - 275,000.00	6	1,604,376.60	5.93	6.147	754	72.20
275,000.01 - 300,000.00	9	2,616,612.64	9.67	5.969	734	65.96
300,000.01 - 333,700.00	6	1,922,621.21	7.10	6.066	719	78.98
333,700.01 - 350,000.00	5	1,720,435.68	6.36	5.855	772	72.77
350,000.01 - 400,000.00	29	11,004,733.00	40.67	5.748	754	71.34
400,000.01 - 500,000.00	11	4,502,987.92	16.64	5.818	722	74.74
600,000.01 - 624,000.00	1	624,000.00	2.31	5.625	747	80.00
Total	86	27,061,240.18	100.00	5.857	745	71.77
The average current balance, as of the cut-off date is approximately $314,665.58.

Original Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
81,600.00 - 100,000.00	1	81,526.23	0.30	6.500	691	79.22
100,000.01 - 125,000.00	3	355,133.23	1.31	6.127	771	62.82
125,000.01 - 150,000.00	6	854,588.12	3.16	5.967	741	65.68
150,000.01 - 175,000.00	3	472,460.27	1.75	5.866	749	79.38
175,000.01 - 200,000.00	2	372,630.70	1.38	5.750	727	62.34
200,000.01 - 225,000.00	1	203,200.00	0.75	6.375	726	80.00
225,000.01 - 250,000.00	2	499,934.58	1.85	6.062	808	50.72
250,000.01 - 275,000.00	6	1,604,376.60	5.93	6.147	754	72.20
275,000.01 - 300,000.00	9	2,616,612.64	9.67	5.969	734	65.96
300,000.01 - 333,700.00	5	1,595,993.94	5.90	6.361	727	78.77
333,700.01 - 350,000.00	5	1,702,878.27	6.29	5.691	760	75.38
350,000.01 - 400,000.00	30	11,177,363.55	41.30	5.746	752	71.06
400,000.01 - 500,000.00	12	4,900,542.05	18.11	5.792	728	75.16
600,000.01 - 624,000.00	1	624,000.00	2.31	5.625	747	80.00
Total	86	27,061,240.18	100.00	5.857	745	71.77
The average balance at origination, as of the cut-off date is approximately $318,266.87.

Group 1-4 Collateral Summary

Originator	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Countrywide	10	4,306,878.92	15.92	5.873	713	74.50
NATIONAL CITY	49	14,399,130.15	53.21	6.185	752	69.82
Wells Fargo	27	8,355,231.11	30.88	5.281	750	73.73
Total	86	27,061,240.18	100.00	5.857	745	71.77

Current Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
4.625 - 4.999	7	2,458,263.70	9.08	4.727	744	74.57
5.000 - 5.499	6	1,966,638.88	7.27	5.281	750	69.44
5.500 - 5.999	34	10,941,446.35	40.43	5.702	741	73.60
6.000 - 6.499	28	8,622,631.85	31.86	6.186	751	69.58
6.500 - 6.999	10	2,742,822.80	10.14	6.667	739	70.07
7.500 - 7.599	1	329,436.60	1.22	7.500	783	75.73
Total	86	27,061,240.18	100.00	5.857	745	71.77
The weighted average current rate, as of the cut-off date is approximately 5.857%.

Original Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
360-360	86	27,061,240.18	100.00	5.857	745	71.77
Total	86	27,061,240.18	100.00	5.857	745	71.77
The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
326-359	86	27,061,240.18	100.00	5.857	745	71.77
Total	86	27,061,240.18	100.00	5.857	745	71.77
The weighted average remaining term, as of the cut-off date is approximately 353 months.

Lien Position	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
First	86	27,061,240.18	100.00	5.857	745	71.77
Total	86	27,061,240.18	100.00	5.857	745	71.77
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
No	57	16,875,356.74	62.36	5.887	750	70.68
Yes	29	10,185,883.44	37.64	5.806	738	73.58
Total	86	27,061,240.18	100.00	5.857	745	71.77

Group 1-4 Collateral Summary

Original Loan-To-Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
25.00 - 25.00	1	300,000.00	1.11	6.625	777	25.00
25.01 - 30.00	1	145,000.00	0.54	6.250	806	25.80
30.01 - 35.00	2	639,611.35	2.36	5.951	765	32.41
40.01 - 45.00	1	180,644.22	0.67	5.750	715	43.57
45.01 - 50.00	2	754,649.67	2.79	5.515	706	46.92
50.01 - 55.00	4	1,282,863.69	4.74	6.046	720	52.28
55.01 - 60.00	7	1,966,484.81	7.27	5.872	763	58.15
60.01 - 65.00	5	1,585,793.85	5.86	5.432	750	64.34
65.01 - 70.00	5	1,606,319.66	5.94	6.008	774	67.22
70.01 - 75.00	5	1,566,282.25	5.79	6.121	730	72.57
75.01 - 80.00	51	16,267,899.69	60.12	5.853	743	79.46
85.01 - 90.00	1	384,856.75	1.42	5.625	776	89.99
90.01 - 90.97	1	380,834.24	1.41	5.375	723	90.97
Total	86	27,061,240.18	100.00	5.857	745	71.77
The weighted average original loan-to-value ratio, as of the cut-off date is approximately 71.77%.

Combined Loan to Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
25.00 - 30.00	2	445,000.00	1.64	6.503	786	25.26
30.01 - 40.00	1	249,999.60	0.92	5.875	808	32.26
40.01 - 50.00	3	970,255.97	3.59	5.850	719	40.12
50.01 - 60.00	9	2,548,867.24	9.42	6.055	739	55.38
60.01 - 70.00	12	3,892,594.77	14.38	5.686	764	64.29
70.01 - 75.00	3	810,551.76	3.00	6.024	717	72.95
75.01 - 80.00	30	9,040,102.93	33.41	5.878	746	78.04
85.01 - 90.00	14	5,235,826.20	19.35	5.656	744	79.16
90.01 - 95.00	11	3,463,291.26	12.80	5.984	739	81.20
95.01 - 100.00	1	404,750.45	1.50	6.250	691	80.00
Total	86	27,061,240.18	100.00	5.857	745	71.77
The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 76.57%.

FICO Score	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
667 - 680	7	2,016,195.14	7.45	5.662	675	70.52
681 - 700	9	2,817,788.35	10.41	5.766	690	72.49
701 - 750	27	8,580,559.87	31.71	5.887	722	72.58
751 - 800	36	11,935,255.01	44.10	5.849	777	72.44
801 - 819	7	1,711,441.81	6.32	6.133	811	63.40
Total	86	27,061,240.18	100.00	5.857	745	71.77
The non-zero weighted average FICO, as of the cut-off date is approximately 745.

Group 1-4 Collateral Summary

State	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
California	13	4,601,732.95	17.00	5.851	736	73.20
Florida	9	2,935,375.12	10.85	6.003	782	76.64
Virginia	10	2,877,152.90	10.63	6.264	741	71.08
Illinois	9	2,685,879.54	9.93	6.276	750	68.70
Arizona	8	2,155,821.73	7.97	5.639	749	62.77
Maryland	5	1,649,171.09	6.09	5.990	756	66.37
Georgia	4	1,305,825.78	4.83	5.715	700	76.29
New Jersey	4	1,300,753.16	4.81	6.038	750	68.03
Michigan	4	1,130,330.99	4.18	5.597	730	78.07
Hawaii	2	919,407.23	3.40	5.505	767	73.57
District of Columbia	2	739,856.75	2.73	5.865	764	79.57
Colorado	2	736,083.76	2.72	5.095	746	70.61
Nevada	3	589,501.22	2.18	5.835	729	79.50
Washington	2	585,611.96	2.16	5.498	744	79.97
North Carolina	2	531,369.50	1.96	5.605	755	74.41
Connecticut	1	410,399.85	1.52	5.750	697	54.79
Delaware	1	395,732.57	1.46	5.750	774	70.28
Minnesota	1	395,320.50	1.46	5.250	781	64.00
Indiana	1	383,895.56	1.42	4.625	690	77.44
Pennsylvania	1	318,996.37	1.18	6.000	689	79.96
<Others>	2	413,021.65	1.53	5.322	698	67.11
Total	86	27,061,240.18	100.00	5.857	745	71.77

Index	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
One Year LIBOR	59	18,706,009.07	69.12	6.114	743	70.90
One Year CMT	27	8,355,231.11	30.88	5.281	750	73.73
Total	86	27,061,240.18	100.00	5.857	745	71.77

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Annually	86	27,061,240.18	100.00	5.857	745	71.77
Total	86	27,061,240.18	100.00	5.857	745	71.77

Margin (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.250 - 2.500	59	18,706,009.07	69.12	6.114	743	70.90
2.501 - 2.750	27	8,355,231.11	30.88	5.281	750	73.73
Total	86	27,061,240.18	100.00	5.857	745	71.77
The weighted average margin, as of the cut-off date is approximately 2.260%.

Group 1-4 Collateral Summary

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
5.000	86	27,061,240.18	100.00	5.857	745	71.77
Total	86	27,061,240.18	100.00	5.857	745	71.77
The weighted average initial interest rate cap, as of the cut-off date is approximately 5.000%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.000	86	27,061,240.18	100.00	5.857	745	71.77
Total	86	27,061,240.18	100.00	5.857	745	71.77
The weighted average periodic interest rate cap, as of the cut-off date is approximately 2.000%.

Maximum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
9.625 - 9.999	7	2,458,263.70	9.08	4.727	744	74.57
10.000 - 10.499	6	1,966,638.88	7.27	5.281	750	69.44
10.500 - 10.999	34	10,941,446.35	40.43	5.702	741	73.60
11.000 - 11.499	28	8,622,631.85	31.86	6.186	751	69.58
11.500 - 11.999	10	2,742,822.80	10.14	6.667	739	70.07
12.500 - 12.599	1	329,436.60	1.22	7.500	783	75.73
Total	86	27,061,240.18	100.00	5.857	745	71.77
The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 10.857%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.250- 2.500	59	18,706,009.07	69.12	6.114	743	70.90
2.501 - 2.750	27	8,355,231.11	30.88	5.281	750	73.73
Total	86	27,061,240.18	100.00	5.857	745	71.77
The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.404%.

Group 1-4 Collateral Summary

Next Rate Change Date	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2010-08	1	326,627.27	1.21	4.625	679	80.00
2012-01	1	344,184.68	1.27	5.500	744	66.74
2012-02	2	413,540.46	1.53	5.393	791	65.71
2012-03	4	816,820.47	3.02	5.532	733	78.02
2012-04	2	548,968.83	2.03	5.163	763	68.01
2012-05	10	3,698,896.98	13.67	5.235	755	74.77
2012-06	8	2,606,092.42	9.63	5.381	751	74.49
2012-08	1	191,986.48	0.71	5.750	738	80.00
2012-10	11	4,606,878.92	17.02	5.874	712	73.80
2012-11	1	384,856.75	1.42	5.625	776	89.99
2013-02	4	1,131,495.55	4.18	6.030	763	66.58
2013-03	14	4,360,067.49	16.11	5.994	747	67.79
2013-04	2	685,486.60	2.53	6.851	785	77.94
2013-05	25	6,945,337.28	25.67	6.354	751	69.10
Total	86	27,061,240.18	100.00	5.857	745	71.77

Property Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Single Family	46	14,154,801.43	52.31	5.723	738	68.93
Condominium	15	4,821,580.57	17.82	5.827	752	77.25
PUD	22	7,439,652.28	27.49	6.154	757	73.57
2-4 Family	3	645,205.90	2.38	5.583	712	72.47
Total	86	27,061,240.18	100.00	5.857	745	71.77

Occupancy Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Owner Occupied	68	21,429,332.10	79.19	5.867	743	70.78
Second Home	11	4,055,567.91	14.99	5.914	758	77.20
Investor Property	7	1,576,340.17	5.83	5.570	750	71.29
Total	86	27,061,240.18	100.00	5.857	745	71.77

Loan Purpose	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Purchase	53	16,747,310.55	61.89	5.735	750	75.93
Cash Out Refinance	22	6,634,145.79	24.52	6.104	733	64.89
Rate/Term Refinance	11	3,679,783.84	13.60	5.967	746	65.25
Total	86	27,061,240.18	100.00	5.857	745	71.77

Income-Asset-Employment	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Full-Full-Verified	20	6,467,677.58	23.90	6.123	737	70.26
Limited-Full-Verified	2	624,200.00	2.31	5.963	765	67.94
None-None-Verified	2	470,000.00	1.74	6.282	809	74.17
Reduced-Full-Verified	33	9,945,677.80	36.75	5.703	746	73.05
Stated-Full-Verified	17	5,692,744.45	21.04	6.183	732	71.42
Stated-Reduced-Verified	12	3,860,940.35	14.27	5.257	766	71.86
Total	86	27,061,240.18	100.00	5.857	745	71.77

IO Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
0	39	12,233,560.96	45.21	5.502	750	72.79
84	12	4,749,873.75	17.55	5.854	721	76.40
120	35	10,077,805.47	37.24	6.289	751	68.37
Total	86	27,061,240.18	100.00	5.857	745	71.77

Group 1-4 Collateral Summary

PMI Status	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
CurLTV<=80	84	26,295,549.19	97.17	5.867	745	71.23
RMIC	2	765,690.99	2.83	5.501	750	90.48
Total	86	27,061,240.18	100.00	5.857	745	71.77

Group 1-5 Collateral Summary

7/1 Jumbo Collateral Summary
Collateral statistics for the Mortgage Loans listed below are as of the Cutoff Date

	Summary Statistics	Tolerances

Number of Mortgage Loans:	464
Aggregate Original Principal Balance:	$292,644,256.60	(+/-) 7%
Aggregate Current Principal Balance:	$291,675,035.94	(+/-) 7%
Average Original Loan Balance:	$630,698.83	Approx.
Average Current Loan Balance:	$628,609.99	Approx.
Percent of Interest Only Loans:	82.39%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	19.21%	Approx.
Wtd. Avg. Net/Gross Coupon:	5.845% / 6.098%	(+/-) 7 bps
GWAC Range:	4.375% / 7.375%	Approx.
Index:
One Year LIBOR	95.32%	Approx.
One Year CMT	4.68%	Approx.
Six Month LIBOR	0%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
One Year LIBOR	1.999% / 2.251%	(+/-) 7 bps
One Year CMT	2.498% / 2.750%	(+/-) 7 bps
Six Month LIBOR	n/a	(+/-) 7 bps
Reset Frequency:
Annually	100%	Approx.
Semi-Annually	0%	Approx.
Wtd. Avg. Original Term (months):	360
Wtd. Avg. Remaining Term (months):	356	(+/-) 1 month
Wtd. Avg. Months to Roll:	80	(+/-) 1 month
Wtd. Avg. Next Change Date:	January 22, 2013	Approx.
Initial Cap:	4.984%	Approx.
Periodic Cap:	2.000%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.022% / 2.275%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	10.850% / 11.103%	(+/-) 7 bps
Wtd. Avg. Original LTV:	72.92%	Approx.
Wtd. Avg. Combined LTV:	77.49%	Approx.
Percent with Silent Second Lien:	37.18%	Approx
Wtd. Avg. Borrower FICO: (FICO>0)	740	Approx.
Geographic Distribution: (>5%)
California	47.45%	Approx.
Virginia	7.37%	Approx.
Originator:
Countrywide	84.13%	Approx.
National City	11.05%	Approx.
Wells Fargo	4.29%	Approx.
Weichert	0.53%	Approx.

Group 1-5 Collateral Summary

Current Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
224,000.00 - 225,000.00	1	224,000.00	0.08	6.250	806	68.34
350,000.01 - 400,000.00	1	400,000.00	0.14	5.875	751	80.00
400,000.01 - 500,000.00	165	75,804,963.55	25.99	6.089	735	73.17
500,000.01 - 600,000.00	121	66,848,702.26	22.92	6.044	740	74.49
600,000.01 - 700,000.00	81	52,392,452.02	17.96	6.119	742	75.15
700,000.01 - 800,000.00	34	25,489,231.97	8.74	6.111	735	73.88
800,000.01 - 900,000.00	18	15,321,357.51	5.25	6.150	753	72.69
900,000.01 - 1,000,000.00	20	19,591,109.68	6.72	6.096	735	73.69
1,000,000.01 - 3,000,000.00	23	35,603,218.95	12.21	6.156	743	65.10
Total	464	291,675,035.94	100.00	6.098	740	72.92
The average current balance, as of the cut-off date is approximately $628,609.99.

Original Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
420,000.00 - 500,000.00	164	74,954,130.09	25.70	6.115	736	73.45
500,000.01 - 600,000.00	121	66,582,588.08	22.83	6.029	739	74.27
600,000.01 - 700,000.00	83	53,589,399.66	18.37	6.103	743	75.26
700,000.01 - 800,000.00	35	26,033,231.97	8.93	6.104	736	73.38
800,000.01 - 900,000.00	18	15,321,357.51	5.25	6.150	753	72.69
900,000.01 - 1,000,000.00	20	19,591,109.68	6.72	6.096	735	73.69
1,000,000.01 - 3,000,000.00	23	35,603,218.95	12.21	6.156	743	65.10
Total	464	291,675,035.94	100.00	6.098	740	72.92
The average balance at origination, as of the cut-off date is approximately $630,698.83.

Group 1-5 Collateral Summary

Originator	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Countrywide	386	245,387,502.33	84.13	6.146	740	73.60
National City	53	32,230,344.47	11.05	6.140	740	68.26
Weichart	3	1,546,598.53	0.53	6.164	702	79.39
Wells Fargo	22	12,510,590.61	4.29	5.042	742	70.73
Total	464	291,675,035.94	100.00	6.098	740	72.92

Current Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
4.375 - 4.499	1	489,026.37	0.17	4.375	736	46.36
4.500 - 4.999	10	5,654,007.58	1.94	4.746	727	74.22
5.000 - 5.499	14	9,919,047.71	3.40	5.283	753	69.55
5.500 - 5.999	146	88,191,432.40	30.24	5.753	743	73.81
6.000 - 6.499	202	128,630,240.39	44.10	6.202	738	72.35
6.500 - 6.999	85	55,026,129.30	18.87	6.635	737	73.31
7.000 - 7.375	6	3,765,152.19	1.29	7.144	728	76.22
Total	464	291,675,035.94	100.00	6.098	740	72.92
The weighted average current rate, as of the cut-off date is approximately 6.098%.

Original Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
360-360	464	291,675,035.94	100.00	6.098	740	72.92
Total	464	291,675,035.94	100.00	6.098	740	72.92
The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
328-359	464	291,675,035.94	100.00	6.098	740	72.92
Total	464	291,675,035.94	100.00	6.098	740	72.92
The weighted average remaining term, as of the cut-off date is approximately 356 months.

Lien Position	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
First	464	291,675,035.94	100.00	6.098	740	72.92
Total	464	291,675,035.94	100.00	6.098	740	72.92
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
No	290	183,216,667.14	62.82	6.089	742	71.06
Yes	174	108,458,368.80	37.18	6.112	735	76.05
Total	464	291,675,035.94	100.00	6.098	740	72.92

Group 1-5 Collateral Summary

Original Loan-To-Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
5.53 - 10.00	1	1,217,500.00	0.42	6.000	802	5.53
25.01 - 30.00	1	500,000.00	0.17	6.625	765	29.59
35.01 - 40.00	4	2,379,655.64	0.82	5.607	740	37.04
40.01 - 45.00	3	1,745,755.31	0.60	6.078	770	41.24
45.01 - 50.00	9	6,942,526.37	2.38	5.932	736	47.55
50.01 - 55.00	11	6,829,930.14	2.34	5.813	738	53.11
55.01 - 60.00	27	18,947,758.33	6.50	6.250	748	57.53
60.01 - 65.00	25	16,082,339.88	5.51	6.150	745	62.79
65.01 - 70.00	49	34,289,111.45	11.76	5.982	748	68.16
70.01 - 75.00	45	32,315,385.36	11.08	6.254	743	73.74
75.01 - 80.00	286	169,129,642.03	57.99	6.096	735	79.58
85.01 - 90.00	2	840,684.22	0.29	5.377	719	88.26
90.01 - 91.19	1	454,747.21	0.16	6.750	692	91.19
Total	464	291,675,035.94	100.00	6.098	740	72.92
The weighted average original loan-to-value ratio, as of the cut-off date is approximately 72.92%.

Combined Loan to Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
5.53 - 10.00	1	1,217,500.00	0.42	6.000	802	5.53
20.01 - 30.00	1	500,000.00	0.17	6.625	765	29.59
30.01 - 40.00	2	1,256,598.83	0.43	6.000	734	38.08
40.01 - 50.00	9	6,468,081.68	2.22	5.929	750	46.07
50.01 - 60.00	35	21,992,702.82	7.54	6.052	750	55.67
60.01 - 70.00	69	47,965,220.05	16.44	6.094	747	65.33
70.01 - 75.00	39	28,477,112.83	9.76	6.200	744	72.80
75.01 - 80.00	149	88,937,684.15	30.49	6.076	734	78.56
80.01 - 85.00	17	10,501,327.91	3.60	6.060	735	78.00
85.01 - 90.00	99	57,536,566.27	19.73	6.092	743	78.80
90.01 - 95.00	22	13,584,801.33	4.66	5.917	727	79.00
95.01 - 100.00	21	13,237,440.07	4.54	6.431	711	79.92
Total	464	291,675,035.94	100.00	6.098	740	72.92
The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 77.49%.

FICO Score	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
653 - 660	5	2,630,360.71	0.90	6.349	659	68.70
661 - 680	31	16,870,387.86	5.78	6.132	671	75.78
681 - 700	30	17,568,100.20	6.02	6.080	691	77.08
701 - 750	211	139,403,240.07	47.79	6.123	725	73.43
751 - 800	170	105,196,713.74	36.07	6.060	774	71.85
801 - 813	17	10,006,233.36	3.43	6.043	806	66.01
Total	464	291,675,035.94	100.00	6.098	740	72.92
The non-zero weighted average FICO, as of the cut-off date is approximately 740.

Group 1-5 Collateral Summary

State	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
California	223	138,404,666.72	47.45	6.137	737	73.48
Virginia	34	21,487,688.72	7.37	5.980	748	77.01
Florida	21	14,299,623.76	4.90	6.423	738	64.51
Nevada	24	12,951,526.53	4.44	6.303	733	76.21
New Jersey	20	12,467,663.89	4.27	5.836	735	71.59
Massachusetts	17	11,269,161.89	3.86	6.018	751	71.17
Maryland	18	10,814,205.25	3.71	6.115	734	71.33
Arizona	16	10,424,185.51	3.57	6.135	749	72.36
Washington	16	8,450,002.25	2.90	5.963	726	75.79
Colorado	8	6,248,168.54	2.14	5.954	749	71.28
Texas	10	6,114,533.26	2.10	5.793	740	75.73
Illinois	6	5,357,284.79	1.84	5.928	742	57.02
Connecticut	7	4,802,782.30	1.65	6.174	732	79.27
New York	7	4,547,526.81	1.56	6.012	733	69.02
North Carolina	7	4,205,368.22	1.44	6.009	756	69.05
Hawaii	4	3,259,692.95	1.12	6.063	767	75.62
<Others>	26	16,570,954.55	5.68	6.016	748	74.15
Total	464	291,675,035.94	100.00	6.098	740	72.92

Index	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
One Year LIBOR	440	278,025,943.25	95.32	6.144	739	72.99
One Year CMT	24	13,649,092.69	4.68	5.153	744	71.50
Total	464	291,675,035.94	100.00	6.098	740	72.92

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Annually	464	291,675,035.94	100.00	6.098	740	72.92
Total	464	291,675,035.94	100.00	6.098	740	72.92

Margin (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.250 - 2.500	440	278,025,943.25	95.32	6.144	739	72.99
2.501 - 2.750	24	13,649,092.69	4.68	5.153	744	71.50
Total	464	291,675,035.94	100.00	6.098	740	72.92
The weighted average margin, as of the cut-off date is approximately 2.275%.

Group 1-5 Collateral Summary

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.000	3	1,546,598.53	0.53	6.164	702	79.39
5.000	461	290,128,437.41	99.47	6.097	740	72.89
Total	464	291,675,035.94	100.00	6.098	740	72.92
The weighted average initial interest rate cap, as of the cut-off date is approximately 4.984%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.000	464	291,675,035.94	100.00	6.098	740	72.92
Total	464	291,675,035.94	100.00	6.098	740	72.92
The weighted average periodic interest rate cap, as of the cut-off date is approximately 2.000%.

Maximum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
9.375 - 9.499	1	489,026.37	0.17	4.375	736	46.36
9.500 - 9.999	10	5,654,007.58	1.94	4.746	727	74.22
10.000 - 10.499	14	9,919,047.71	3.40	5.283	753	69.55
10.500 - 10.999	144	87,216,833.87	29.90	5.752	744	73.75
11.000 - 11.499	202	128,630,240.39	44.10	6.202	738	72.35
11.500 - 11.999	86	55,428,727.83	19.00	6.620	735	73.34
12.000 - 12.499	6	3,765,152.19	1.29	7.144	728	76.22
12.500 - 12.750	1	572,000.00	0.20	6.750	753	80.00
Total	464	291,675,035.94	100.00	6.098	740	72.92
The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 11.103%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.250- 2.500	440	278,025,943.25	95.32	6.144	739	72.99
2.501 - 2.750	24	13,649,092.69	4.68	5.153	744	71.50
Total	464	291,675,035.94	100.00	6.098	740	72.92
The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.275%.

Group 1-5 Collateral Summary

Next Rate Change Date	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2010-10	3	1,509,013.96	0.52	4.624	735	45.04
2010-12	1	488,876.31	0.17	4.875	685	80.00
2012-01	1	428,476.72	0.15	5.000	760	80.00
2012-03	2	1,153,458.68	0.40	5.075	759	77.57
2012-04	3	1,813,685.88	0.62	4.966	728	67.64
2012-05	8	4,439,153.86	1.52	5.047	764	74.83
2012-06	4	2,677,925.20	0.92	5.346	718	74.37
2012-07	1	720,595.97	0.25	6.000	724	80.00
2012-08	1	1,000,000.00	0.34	5.875	740	76.92
2012-09	3	2,073,156.57	0.71	5.617	720	77.34
2012-10	113	69,180,178.97	23.72	5.829	742	75.20
2012-11	11	6,561,166.44	2.25	5.729	733	74.74
2012-12	1	1,788,042.46	0.61	5.500	726	69.23
2013-01	3	1,751,375.51	0.60	6.552	731	73.36
2013-02	3	1,501,000.00	0.51	6.112	698	69.91
2013-03	99	64,702,589.40	22.18	6.260	743	71.59
2013-04	88	55,796,977.73	19.13	6.298	734	71.07
2013-05	119	74,089,362.28	25.40	6.288	741	73.44
Total	464	291,675,035.94	100.00	6.098	740	72.92

Property Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Single Family	262	173,625,684.33	59.53	6.070	740	71.09
Condominium	49	26,779,893.85	9.18	6.100	739	78.56
PUD	150	89,538,422.51	30.70	6.160	740	74.91
2-4 Family	2	1,234,104.47	0.42	5.921	694	71.65
Coop	1	496,930.78	0.17	5.000	751	52.92
Total	464	291,675,035.94	100.00	6.098	740	72.92

Occupancy Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Owner Occupied	429	270,329,832.34	92.68	6.099	739	72.81
Second Home	35	21,345,203.60	7.32	6.076	741	74.29
Total	464	291,675,035.94	100.00	6.098	740	72.92

Loan Purpose	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Purchase	275	169,169,545.12	58.00	6.083	745	76.78
Cash Out Refinance	112	69,187,309.57	23.72	6.164	729	67.37
Rate/Term Refinance	77	53,318,181.25	18.28	6.057	737	67.89
Total	464	291,675,035.94	100.00	6.098	740	72.92

Income-Asset-Employment	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Full-Full-Verified	169	118,696,274.08	40.69	6.130	729	72.74
Limited-Full-Verified	2	1,047,000.00	0.36	6.017	769	71.70
Limited-Stated-Verified	1	488,876.31	0.17	4.875	685	80.00
Reduced-Full-Verified	21	11,809,658.73	4.05	5.845	739	70.02
Stated-Full-Verified	256	151,057,557.40	51.79	6.158	748	73.46
Stated-Reduced-Verified	15	8,575,669.42	2.94	5.017	743	69.68
Total	464	291,675,035.94	100.00	6.098	740	72.92

Group 1-5 Collateral Summary

IO Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
0	85	51,373,637.97	17.61	5.817	743	72.47
84	318	203,508,870.00	69.77	6.151	739	73.55
120	61	36,792,527.97	12.61	6.193	735	70.06
Total	464	291,675,035.94	100.00	6.098	740	72.92

PMI Status	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
AMERIN	1	418,611.22	0.14	4.875	728	86.51
CurLTV<=80	461	290,379,604.51	99.56	6.099	740	72.85
PMI	1	454,747.21	0.16	6.750	692	91.19
UNITEDGUARANTY	1	422,073.00	0.14	5.875	711	90.00
Total	464	291,675,035.94	100.00	6.098	740	72.92

Group 1-6 Collateral Summary

10-1 Conforming Collateral Summary
Collateral statistics for the Mortgage Loans listed below are as of the Cutoff Date

	Summary Statistics	Tolerances

Number of Mortgage Loans:	76
Aggregate Original Principal Balance:	$20,366,675.00	(+/-) 7%
Aggregate Current Principal Balance:	$20,365,921.97	(+/-) 7%
Average Original Loan Balance:	$267,982.57	Approx.
Average Current Loan Balance:	$267,972.66	Approx.
Percent of Interest Only Loans:	95.81%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	0.00%	Approx.
Wtd. Avg. Net/Gross Coupon:	6.142% / 6.394	(+/-) 7 bps
GWAC Range:	5.750% / 8.375%	Approx.
Index:
One Year LIBOR	89.83%	Approx.
One Year CMT	0.00%	Approx.
Six Month LIBOR	10.17%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
One Year LIBOR	2.007% / 2.260%	(+/-) 7 bps
One Year CMT	n/a	(+/-) 7 bps
Six Month LIBOR	2.498% / 2.750%	(+/-) 7 bps
Reset Frequency:
Annually	89.83%	Approx.
Semi-Annually	10.17%	Approx.
Wtd. Avg. Original Term (months):	360
Wtd. Avg. Remaining Term (months):	359	(+/-) 1 month
Wtd. Avg. Months to Roll:	119	(+/-) 1 month
Wtd. Avg. Next Change Date:	April 22, 2016	Approx.
Initial Cap:	4.954%	Approx.
Periodic Cap:	1.898% %	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.057% / 2.310%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	11.142% / 11.394%	(+/-) 7 bps
Wtd. Avg. Original LTV:	66.67%	Approx.
Wtd. Avg. Combined LTV:	72.42	Approx.
Percent with Silent Second Lien:	35.18%	Approx
Wtd. Avg. Borrower FICO: (FICO>0)	752	Approx.
Geographic Distribution: (>5%)
Virginia	18.61%	Approx.
Maryland	18.01%	Approx.
California	17.86%	Approx.
Arizona	8.54%	Approx.
Illinois	8.24%	Approx.
New Jersey	5.74%	Approx.
Originator:
National City	100.00%	Approx.

Group 1-6 Collateral Summary

Current Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
75,000.00 - 75,000.00	1	75,000.00	0.37	6.750	756	48.39
75,000.01 - 100,000.00	3	283,720.00	1.39	6.487	707	44.18
100,000.01 - 125,000.00	2	225,800.00	1.11	6.763	784	61.59
125,000.01 - 150,000.00	4	574,200.00	2.82	6.254	737	56.15
150,000.01 - 175,000.00	2	321,500.00	1.58	7.304	700	71.43
175,000.01 - 200,000.00	7	1,344,720.00	6.60	6.380	740	68.18
200,000.01 - 225,000.00	4	833,000.00	4.09	6.537	710	66.70
225,000.01 - 250,000.00	5	1,198,450.82	5.88	6.722	749	62.35
250,000.01 - 275,000.00	11	2,881,220.00	14.15	6.420	752	60.22
275,000.01 - 300,000.00	9	2,600,301.34	12.77	6.216	748	68.07
300,000.01 - 333,700.00	11	3,460,714.81	16.99	6.375	765	71.28
333,700.01 - 350,000.00	3	1,050,000.00	5.16	6.583	751	58.51
350,000.01 - 400,000.00	11	4,177,295.00	20.51	6.251	758	69.76
400,000.01 - 500,000.00	2	824,000.00	4.05	6.501	749	80.00
500,000.01 - 516,000.00	1	516,000.00	2.53	6.250	809	67.01
Total	76	20,365,921.97	100.00	6.394	752	66.67
The average current balance, as of the cut-off date is approximately $267,972.66.

Original Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
75,000.00 - 75,000.00	1	75,000.00	0.37	6.750	756	48.39
75,000.01 - 100,000.00	3	283,720.00	1.39	6.487	707	44.18
100,000.01 - 125,000.00	2	225,800.00	1.11	6.763	784	61.59
125,000.01 - 150,000.00	4	574,200.00	2.82	6.254	737	56.15
150,000.01 - 175,000.00	2	321,500.00	1.58	7.304	700	71.43
175,000.01 - 200,000.00	7	1,344,720.00	6.60	6.380	740	68.18
200,000.01 - 225,000.00	4	833,000.00	4.09	6.537	710	66.70
225,000.01 - 250,000.00	5	1,198,450.82	5.88	6.722	749	62.35
250,000.01 - 275,000.00	11	2,881,220.00	14.15	6.420	752	60.22
275,000.01 - 300,000.00	9	2,600,301.34	12.77	6.216	748	68.07
300,000.01 - 333,700.00	11	3,460,714.81	16.99	6.375	765	71.28
333,700.01 - 350,000.00	3	1,050,000.00	5.16	6.583	751	58.51
350,000.01 - 400,000.00	11	4,177,295.00	20.51	6.251	758	69.76
400,000.01 - 500,000.00	2	824,000.00	4.05	6.501	749	80.00
500,000.01 - 516,000.00	1	516,000.00	2.53	6.250	809	67.01
Total	76	20,365,921.97	100.00	6.394	752	66.67
The average balance at origination, as of the cut-off date is approximately $267,982.57.

Group 1-6 Collateral Summary

Originator	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
National City	76	20,365,921.97	100.00	6.394	752	66.67
Total	76	20,365,921.97	100.00	6.394	752	66.67

Current Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
5.750 - 5.999	7	2,129,000.00	10.45	5.844	761	66.87
6.000 - 6.499	40	11,130,336.15	54.65	6.269	762	66.90
6.500 - 6.999	25	6,312,835.00	31.00	6.642	734	65.71
7.000 - 7.499	2	396,400.00	1.95	7.175	747	80.00
7.500 - 7.999	1	157,500.00	0.77	7.750	695	62.50
8.000 - 8.375	1	239,850.82	1.18	8.375	708	60.00
Total	76	20,365,921.97	100.00	6.394	752	66.67
The weighted average current rate, as of the cut-off date is approximately 6.394

Original Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
360-360	76	20,365,921.97	100.00	6.394	752	66.67
Total	76	20,365,921.97	100.00	6.394	752	66.67
The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
351-359	76	20,365,921.97	100.00	6.394	752	66.67
Total	76	20,365,921.97	100.00	6.394	752	66.67
The weighted average remaining term, as of the cut-off date is approximately 359 months.

Lien Position	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
First	76	20,365,921.97	100.00	6.394	752	66.67
Total	76	20,365,921.97	100.00	6.394	752	66.67
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
No	51	13,200,392.16	64.82	6.387	753	63.95
Yes	25	7,165,529.81	35.18	6.408	749	71.67
Total	76	20,365,921.97	100.00	6.394	752	66.67

Group 1-6 Collateral Summary

Original Loan-To-Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
15.38 - 20.00	1	100,000.00	0.49	6.375	788	15.38
20.01 - 25.00	1	200,000.00	0.98	6.625	721	21.39
25.01 - 30.00	2	404,000.00	1.98	6.454	770	28.22
30.01 - 35.00	1	235,000.00	1.15	6.500	713	34.31
35.01 - 40.00	3	578,100.00	2.84	6.114	727	37.82
40.01 - 45.00	5	1,100,500.00	5.40	6.225	783	43.01
45.01 - 50.00	3	653,694.81	3.21	6.399	751	48.01
50.01 - 55.00	3	1,049,701.34	5.15	6.262	770	52.48
55.01 - 60.00	7	2,034,350.82	9.99	6.571	748	58.19
60.01 - 65.00	6	1,645,300.00	8.08	6.537	726	62.84
65.01 - 70.00	7	2,407,500.00	11.82	6.208	779	67.27
70.01 - 75.00	3	765,000.00	3.76	6.602	739	73.63
75.01 - 80.00	31	8,487,775.00	41.68	6.405	754	79.52
85.01 - 88.37	3	705,000.00	3.46	6.385	681	87.69
Total	76	20,365,921.97	100.00	6.394	752	66.67
The weighted average original loan-to-value ratio, as of the cut-off date is approximately 66.67%.

Combined Loan to Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
15.38 - 20.00	1	100,000.00	0.49	6.375	788	15.38
20.01 - 30.00	3	604,000.00	2.97	6.510	754	25.96
30.01 - 40.00	3	521,000.00	2.56	6.493	733	35.60
40.01 - 50.00	6	1,365,500.00	6.70	6.303	769	44.06
50.01 - 60.00	8	2,369,052.16	11.63	6.481	750	57.13
60.01 - 70.00	11	3,349,900.00	16.45	6.295	757	62.85
70.01 - 75.00	3	768,000.00	3.77	6.551	723	67.27
75.01 - 80.00	18	5,000,734.81	24.55	6.393	762	75.71
80.01 - 85.00	3	720,000.00	3.54	6.099	752	64.51
85.01 - 90.00	11	2,827,920.00	13.89	6.409	725	81.91
90.01 - 95.00	9	2,739,815.00	13.45	6.462	761	75.76
Total	76	20,365,921.97	100.00	6.394	752	66.67
The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 72.42%.

FICO Score	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
599 - 600	1	190,000.00	0.93	6.000	599	88.37
641 - 660	2	293,000.00	1.44	6.750	650	72.10
661 - 680	1	220,000.00	1.08	6.750	670	62.86
681 - 700	5	1,087,121.34	5.34	6.487	686	70.31
701 - 750	27	7,281,165.82	35.75	6.525	726	66.27
751 - 800	33	9,132,134.81	44.84	6.310	775	66.66
801 - 816	7	2,162,500.00	10.62	6.214	811	63.98
Total	76	20,365,921.97	100.00	6.394	752	66.67
The weighted average FICO, as of the cut-off date is approximately 752.

Group 1-6 Collateral Summary

State	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Virginia	15	3,789,320.00	18.61	6.322	758	60.71
Maryland	13	3,667,520.00	18.01	6.461	759	67.86
California	12	3,637,295.00	17.86	6.239	744	64.77
Arizona	7	1,740,000.00	8.54	6.509	756	65.86
Illinois	6	1,678,500.00	8.24	6.501	758	66.20
New Jersey	4	1,169,701.34	5.74	6.595	714	68.34
Texas	2	649,500.00	3.19	6.083	777	78.48
Colorado	2	553,200.00	2.72	6.239	778	63.48
Ohio	3	486,800.00	2.39	6.644	728	80.00
Minnesota	1	408,000.00	2.00	6.375	734	80.00
Florida	2	335,720.00	1.65	6.234	774	78.85
Kansas	1	327,900.00	1.61	6.250	776	77.15
Massachusetts	1	313,694.81	1.54	6.125	785	47.58
West Virginia	1	307,000.00	1.51	6.375	749	87.97
Delaware	1	251,920.00	1.24	6.625	748	80.00
Georgia	1	240,000.00	1.18	5.750	791	67.61
Tennessee	1	239,850.82	1.18	8.375	708	60.00
<Others>	3	570,000.00	2.80	6.338	706	62.23
Total	76	20,365,921.97	100.00	6.394	752	66.67

Index	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
One Year LIBOR	68	18,295,156.15	89.83	6.331	755	66.31
Six Month LIBOR	8	2,070,765.82	10.17	6.949	730	69.87
Total	76	20,365,921.97	100.00	6.394	752	66.67

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Annually	68	18,295,156.15	89.83	6.331	755	66.31
Semi-Annually	8	2,070,765.82	10.17	6.949	730	69.87
Total	76	20,365,921.97	100.00	6.394	752	66.67

Margin (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.250 - 2.500	66	17,939,656.15	88.09	6.323	755	66.58
2.501 - 2.750	10	2,426,265.82	11.91	6.920	734	67.32
Total	76	20,365,921.97	100.00	6.394	752	66.67
The weighted average margin, as of the cut-off date is approximately 2.310%.

Group 1-6 Collateral Summary

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.000	1	312,000.00	1.53	6.750	761	71.72
5.000	75	20,053,921.97	98.47	6.389	752	66.59
Total	76	20,365,921.97	100.00	6.394	752	66.67
The weighted average initial interest rate cap, as of the cut-off date is approximately 4.954

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
1.000	8	2,070,765.82	10.17	6.949	730	69.87
2.000	68	18,295,156.15	89.83	6.331	755	66.31
Total	76	20,365,921.97	100.00	6.394	752	66.67
The weighted average periodic interest rate cap, as of the cut-off date is approximately 1.898

Maximum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
10.750 - 10.999	7	2,129,000.00	10.45	5.844	761	66.87
11.000 - 11.499	40	11,130,336.15	54.65	6.269	762	66.90
11.500 - 11.999	25	6,312,835.00	31.00	6.642	734	65.71
12.000 - 12.499	2	396,400.00	1.95	7.175	747	80.00
12.500 - 12.999	1	157,500.00	0.77	7.750	695	62.50
13.000 - 13.375	1	239,850.82	1.18	8.375	708	60.00
Total	76	20,365,921.97	100.00	6.394	752	66.67
The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 11.394

Minimum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.250 - 2.500	66	17,939,656.15	88.09	6.323	755	66.58
2.501 - 2.750	10	2,426,265.82	11.91	6.920	734	67.32
Total	76	20,365,921.97	100.00	6.394	752	66.67
The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.310

Group 1-6 Collateral Summary

Next Rate Change Date	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2015-09	1	282,400.00	1.39	5.875	758	80.00
2016-03	2	471,000.00	2.31	6.549	734	85.19
2016-04	11	2,555,040.00	12.55	6.556	746	72.36
2016-05	62	17,057,481.97	83.76	6.374	753	65.08
Total	76	20,365,921.97	100.00	6.394	752	66.67

Property Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Single Family	47	11,887,886.97	58.37	6.406	742	63.68
PUD	16	4,728,915.00	23.22	6.469	761	69.15
Condominium	11	2,866,620.00	14.08	6.300	763	74.90
2-4 Family	2	882,500.00	4.33	6.146	803	66.86
Total	76	20,365,921.97	100.00	6.394	752	66.67

Occupancy Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Investor Property	4	932,850.82	4.58	7.301	729	56.40
Owner Occupied	69	18,320,671.15	89.96	6.351	751	67.06
Second Home	3	1,112,400.00	5.46	6.339	781	68.88
Total	76	20,365,921.97	100.00	6.394	752	66.67

Loan Purpose	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Purchase	26	7,188,875.00	35.3	6.4	760	72.56
Cash Out Refinance	29	7,311,645.63	35.9	6.561	745	62.93
Rate/Term Refinance	21	5,865,401.34	28.8	6.18	751	64.11
Total	76	20,365,921.97	100	6.394	752	66.67

Income-Asset-Employment	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Full-Full-Verified	22	6,065,041.34	29.78	6.450	753	68.43
Limited-Full-Verified	1	317,600.00	1.56	6.375	773	80.00
None-None-Verified	1	239,850.82	1.18	8.375	708	60.00
Reduced-Full-Verified	27	6,821,014.81	33.49	6.287	759	67.26
Stated-Full-Verified	25	6,922,415.00	33.99	6.384	745	64.16
Total	76	20,365,921.97	100.00	6.394	752	66.67

IO Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
0	3	853,246.97	4.19	6.714	729	53.34
120	73	19,512,675.00	95.81	6.380	753	67.25
Total	76	20,365,921.97	100.00	6.394	752	66.67

PMI Status	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
CurLTV<=80	73	19,660,921.97	96.54	6.395	755	65.91
PMI	2	515,000.00	2.53	6.526	711	87.44
United Guaranty	1	190,000.00	0.93	6.000	599	88.37
Total	76	20,365,921.97	100.00	6.394	752	66.67

Group 1-7 Collateral Summary

10-1 Jumbo Collateral Summary
Collateral statistics for the Mortgage Loans listed below are as of the Cutoff Date

	Summary Statistics	Tolerances

Number of Mortgage Loans:	62
Aggregate Original Principal Balance:	$42,835,880.00	(+/-) 7%
Aggregate Current Principal Balance:	$42,831,634.13	(+/-) 7%
Average Original Loan Balance:	$690,901.29	Approx.
Average Current Loan Balance:	$690,832.81	Approx.
Percent of Interest Only Loans:	95.68%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	0%	Approx.
Wtd. Avg. Net/Gross Coupon:	6.219% / 6.472%	(+/-) 7 bps
GWAC Range:	5.625% / 7.375%	Approx.
Index:
One Year LIBOR	97.27%	Approx.
One Year CMT	0%	Approx.
Six Month LIBOR	2.73%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
One Year LIBOR	1.998% / 2.250%	(+/-) 7 bps
One Year CMT	n/a	(+/-) 7 bps
Six Month LIBOR	2.498% / 2.750%	(+/-) 7 bps
Reset Frequency:
Annually	97.27%	Approx.
Semi-Annually	2.73%	Approx.
Wtd. Avg. Original Term (months):	360
Wtd. Avg. Remaining Term (months):	359	(+/-) 1 month
Wtd. Avg. Months to Roll:	119	(+/-) 1 month
Wtd. Avg. Next Change Date:	April 21, 2016	Approx.
Initial Cap:	5.000%	Approx.
Periodic Cap:	1.973%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.011% / 2.264%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	11.219% / 11.472%	(+/-) 7 bps
Wtd. Avg. Original LTV:	68.34%	Approx.
Wtd. Avg. Combined LTV:	72.92%	Approx.
Percent with Silent Second Lien:	36.71%	Approx
Wtd. Avg. Borrower FICO: (FICO>0)	749	Approx.
Geographic Distribution: (>5%)
California	42.62%	Approx.
Florida	9.16%	Approx.
Virginia	8.37%	Approx.
Maryland	7.32%	Approx.
Georgia	6.01%	Approx.
Illinois	5.81%	Approx.

Originator:
National City	100%	Approx.

Group 1-7 Collateral Summary

Current Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
423,643.79 - 500,000.00	19	8,719,863.79	20.36	6.444	747	69.44
500,000.01 - 600,000.00	11	6,148,100.00	14.35	6.300	748	73.08
600,000.01 - 700,000.00	16	10,236,983.05	23.90	6.460	754	72.98
700,000.01 - 800,000.00	5	3,771,202.00	8.80	6.317	757	73.59
800,000.01 - 900,000.00	5	4,187,485.29	9.78	6.128	758	77.14
900,000.01 - 1,000,000.00	3	2,900,500.00	6.77	6.325	730	64.81
1,000,000.01 - 3,925,000.00	3	6,867,500.00	16.03	7.036	741	48.99
Total	62	42,831,634.13	100.00	6.472	749	68.34
The average current balance, as of the cut-off date is approximately $690,832.81.

Original Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
424,000.00 - 500,000.00	19	8,719,863.79	20.36	6.444	747	69.44
500,000.01 - 600,000.00	11	6,148,100.00	14.35	6.300	748	73.08
600,000.01 - 700,000.00	16	10,236,983.05	23.90	6.460	754	72.98
700,000.01 - 800,000.00	5	3,771,202.00	8.80	6.317	757	73.59
800,000.01 - 900,000.00	5	4,187,485.29	9.78	6.128	758	77.14
900,000.01 - 1,000,000.00	3	2,900,500.00	6.77	6.325	730	64.81
1,000,000.01 - 3,925,000.00	3	6,867,500.00	16.03	7.036	741	48.99
Total	62	42,831,634.13	100.00	6.472	749	68.34
The average balance at origination, as of the cut-off date is approximately $690,901.29.

Group 1-7 Collateral Summary

Originator	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
National City	62	42,831,634.13	100.00	6.472	749	68.34
Total	62	42,831,634.13	100.00	6.472	749	68.34

Current Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
5.625 - 5.999	4	2,725,200.00	6.36	5.745	737	77.25
6.000 - 6.499	34	20,836,390.34	48.65	6.252	758	71.13
6.500 - 6.999	22	14,755,043.79	34.45	6.674	733	66.02
7.000 - 7.375	2	4,515,000.00	10.54	7.266	762	57.65
Total	62	42,831,634.13	100.00	6.472	749	68.34
The weighted average current rate, as of the cut-off date is approximately 6.472%.

Original Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
360-360	62	42,831,634.13	100.00	6.472	749	68.34
Total	62	42,831,634.13	100.00	6.472	749	68.34
The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
355-359	62	42,831,634.13	100.00	6.472	749	68.34
Total	62	42,831,634.13	100.00	6.472	749	68.34
The weighted average remaining term, as of the cut-off date is approximately 359 months.

Lien Position	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
First	62	42,831,634.13	100.00	6.472	749	68.34
Total	62	42,831,634.13	100.00	6.472	749	68.34
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
No	37	27,107,462.34	63.29	6.566	747	65.21
Yes	25	15,724,171.79	36.71	6.309	751	73.73
Total	62	42,831,634.13	100.00	6.472	749	68.34

Group 1-7 Collateral Summary

Original Loan-To-Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
26.91 - 30.00	1	1,442,500.00	3.37	6.750	708	26.91
40.01 - 45.00	1	500,000.00	1.17	6.250	758	41.67
45.01 - 50.00	1	578,100.00	1.35	6.125	763	46.25
50.01 - 55.00	2	1,984,000.00	4.63	6.720	718	52.22
55.01 - 60.00	4	5,634,500.00	13.15	7.028	755	56.43
60.01 - 65.00	6	4,107,000.00	9.59	6.347	732	62.26
65.01 - 70.00	12	6,909,050.00	16.13	6.499	748	68.06
70.01 - 75.00	8	5,489,403.29	12.82	6.217	776	74.03
75.01 - 80.00	27	16,187,080.84	37.79	6.348	748	79.49
Total	62	42,831,634.13	100.00	6.472	749	68.34
The weighted average original loan-to-value ratio, as of the cut-off date is approximately 68.34%.

Combined Loan to Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
26.91 - 30.00	1	1,442,500.00	3.37	6.750	708	26.91
50.01 - 60.00	6	7,509,000.00	17.53	6.938	742	54.28
60.01 - 70.00	17	9,653,150.00	22.54	6.491	745	64.31
70.01 - 75.00	6	4,401,903.29	10.28	6.209	783	73.79
75.01 - 80.00	12	7,348,509.05	17.16	6.335	750	75.59
80.01 - 85.00	4	2,315,070.00	5.41	6.099	713	77.67
85.01 - 90.00	9	5,913,721.79	13.81	6.424	754	77.78
90.01 - 95.00	7	4,247,780.00	9.92	6.290	756	80.00
Total	62	42,831,634.13	100.00	6.472	749	68.34
The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 72.92%.

FICO Score	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
673 - 680	2	1,300,000.00	3.04	6.014	673	70.34
681 - 700	4	2,598,443.79	6.07	6.652	690	70.81
701 - 750	25	16,320,320.00	38.10	6.445	726	66.54
751 - 800	26	19,799,510.00	46.23	6.540	771	68.44
801 - 817	5	2,813,360.34	6.57	6.193	806	74.86
Total	62	42,831,634.13	100.00	6.472	749	68.34
The non-zero weighted average FICO, as of the cut-off date is approximately 749.

Group 1-7 Collateral Summary

State	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
California	29	18,254,958.84	42.62	6.496	745	69.06
Florida	1	3,925,000.00	9.16	7.250	761	56.07
Virginia	6	3,583,900.00	8.37	6.367	758	73.73
Maryland	6	3,136,700.00	7.32	6.338	759	69.09
Georgia	4	2,572,201.29	6.01	6.079	777	74.06
Illinois	3	2,490,500.00	5.81	6.200	753	60.92
Arizona	3	1,531,550.00	3.58	6.644	754	68.43
Pennsylvania	1	1,500,000.00	3.50	6.750	721	51.72
Colorado	2	1,414,800.00	3.30	5.875	681	77.74
Ohio	2	1,222,000.00	2.85	6.157	751	78.12
Minnesota	1	910,000.00	2.12	6.625	682	62.76
North Carolina	1	636,324.00	1.49	6.375	772	80.00
Michigan	1	614,000.00	1.43	6.250	789	79.74
Texas	1	536,500.00	1.25	6.250	792	70.97
Connecticut	1	503,200.00	1.17	5.875	730	80.00
Total	62	42,831,634.13	100.00	6.472	749	68.34

Index	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
One Year LIBOR	60	41,663,990.34	97.27	6.465	750	68.01
Six Month LIBOR	2	1,167,643.79	2.73	6.716	710	80.00
Total	62	42,831,634.13	100.00	6.472	749	68.34

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Annually	60	41,663,990.34	97.27	6.465	750	68.01
Semi-Annually	2	1,167,643.79	2.73	6.716	710	80.00
Total	62	42,831,634.13	100.00	6.472	749	68.34

Margin (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.250 - 2.500	60	41,663,990.34	97.27	6.465	750	68.01
2.501 - 2.750	2	1,167,643.79	2.73	6.716	710	80.00
Total	62	42,831,634.13	100.00	6.472	749	68.34
The weighted average margin, as of the cut-off date is approximately 2.264%.

Group 1-7 Collateral Summary

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
5.000	62	42,831,634.13	100.00	6.472	749	68.34
Total	62	42,831,634.13	100.00	6.472	749	68.34
The weighted average initial interest rate cap, as of the cut-off date is approximately 5.000%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
1.000	2	1,167,643.79	2.73	6.716	710	80.00
2.000	60	41,663,990.34	97.27	6.465	750	68.01
Total	62	42,831,634.13	100.00	6.472	749	68.34
The weighted average periodic interest rate cap, as of the cut-off date is approximately 1.973%.

Maximum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
10.625 - 10.999	4	2,725,200.00	6.36	5.745	737	77.25
11.000 - 11.499	34	20,836,390.34	48.65	6.252	758	71.13
11.500 - 11.999	22	14,755,043.79	34.45	6.674	733	66.02
12.0000 - 12.375	2	4,515,000.00	10.54	7.266	762	57.65
Total	62	42,831,634.13	100.00	6.472	749	68.34
The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 11.472%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.250- 2.500	60	41,663,990.34	97.27	6.465	750	68.01
2.501 - 2.750	2	1,167,643.79	2.73	6.716	710	80.00
Total	62	42,831,634.13	100.00	6.472	749	68.34
The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.264%.

Group 1-7 Collateral Summary

Next Rate Change Date	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2016-01	1	592,000.00	1.38	6.250	783	80.00
2016-02	2	1,729,201.29	4.04	6.329	746	68.45
2016-04	10	7,110,150.00	16.60	6.481	749	64.58
2016-05	49	33,400,282.84	77.98	6.481	748	68.93
Total	62	42,831,634.13	100.00	6.472	749	68.34

Property Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Single Family	41	29,195,556.84	68.16	6.486	746	67.56
Condominium	2	1,076,000.00	2.51	6.616	765	68.10
PUD	18	11,860,077.29	27.69	6.399	756	70.28
2-4 Family	1	700,000.00	1.63	6.875	698	68.29
Total	62	42,831,634.13	100.00	6.472	749	68.34

Occupancy Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Owner Occupied	57	36,285,882.84	84.72	6.400	746	69.65
Second Home	5	6,545,751.29	15.28	6.870	762	61.05
Total	62	42,831,634.13	100.00	6.472	749	68.34

Loan Purpose	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Purchase	26	16,203,439.05	37.83	6.290	753	75.41
Cash Out Refinance	17	10,275,943.79	23.99	6.584	728	65.99
Rate/Term Refinance	19	16,352,251.29	38.18	6.581	757	62.81
Total	62	42,831,634.13	100.00	6.472	749	68.34

Income-Asset-Employment	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Full-Full-Verified	32	20,932,508.00	48.87	6.370	746	70.53
Limited-Full-Verified	3	1,664,000.00	3.88	6.035	770	68.48
Reduced-Full-Verified	8	4,619,723.29	10.79	6.282	772	76.14
Stated-Full-Verified	19	15,615,402.84	36.46	6.711	742	63.08
Total	62	42,831,634.13	100.00	6.472	749	68.34

IO Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
0	3	1,850,254.13	4.32	6.241	783	77.68
120	59	40,981,380.00	95.68	6.482	747	67.92
Total	62	42,831,634.13	100.00	6.472	749	68.34

PMI Status	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
CurLTV<=80	62	42,831,634.13	100.00	6.472	749	68.34
Total	62	42,831,634.13	100.00	6.472	749	68.34